EXHIBIT 4(d)

PRINCIPAL AGREEMENT

THIS PRINCIPAL AGREEMENT (this “Agreement”) is entered into as of July 25, 2003, among ALCOA INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, United States of America (“Alcoa”), ALCOA LUXEMBOURG S.à.r.l., a société à responsabilité limitée (private limited liability company) organized and existing under the laws of Luxembourg (“AL”), CAMARGO CORRÊA S.A., a corporation organized and existing under the laws of the Federative Republic of Brazil (“Camargo Corrêa”), ALLPAR LIMITED, a corporation organized and existing under the laws of the Cayman Islands (“Allpar”), and TRELAWNEY INC., a corporation organized and existing under the laws of The Bahamas (“Trelawney”). The entities listed above are collectively referred to herein as the “parties” and are referred to individually as a “party”.

Recitals

Alcoa, Allpar and Trelawney own, directly or indirectly, virtually all of the capital stock of Alcoa Alumínio S.A. (“Alcoa Alumínio”), a Brazilian corporation, and Alcoa Latin American Holdings Corporation (“ALAHC”), a British Virgin Islands company. Alcoa owns, directly or indirectly, approximately 59% of the capital stock of Alcoa Alumínio and approximately 59% of the capital stock of ALAHC. Allpar owns approximately 29% of the capital stock of Alcoa Alumínio. Trelawney owns approximately 12% of the capital stock of Alcoa Alumínio and approximately 41% of the capital stock of ALAHC. The aggregate ownership of Allpar and Trelawney in each of Alcoa Alumínio and ALAHC is approximately 41%.

Pursuant to the Agreement in Principle entered into as of May 2, 2003 (the “Agreement in Principle”) among Alcoa, Alcoa Brazil Holdings Company, Construções e Comércio Camargo Corrêa S.A., Allpar and Trelawney, the parties have agreed in principle that Allpar and Trelawney would exchange all of their shares in Alcoa Alumínio and ALAHC with Alcoa, AL and/or their designated U.S. Person affiliate(s) for shares of common stock in Alcoa and other consideration as described further herein, and that the parties would negotiate and execute mutually acceptable definitive documents.

In consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the terms below shall have the following meanings:

“Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Alcoa Alumínio Stock” means all of the shares of common stock of Alcoa Alumínio held by Allpar, Trelawney and the individuals set forth on Exhibit A, as set forth on Exhibit A, attached hereto and made a part hereof.

“Alcoa Exercise Notice” has the meaning set forth in Section 2.4.2.

“Alcoa Group” means the following members: Alcoa and AL.

“ALAHC Stock” means all of the shares of common stock of ALAHC held by Trelawney, as set forth on Exhibit A.

“Average Price” means the volume weighted average of the sales prices per share of the Common Stock on the applicable Trading Day on the New York Stock Exchange as reported by Bloomberg Financial Markets (or, if not reported thereby, by another authoritative source as may be agreed by the parties in writing).

“BACEN” means the Central Bank of Brazil.

“CADE” means the Conselho Administrativo de Defesa Econômica, an agency of the Federative Republic of Brazil.

“Camargo Group” means the following members: Camargo Corrêa, Allpar and Trelawney.

“Common Stock” means the common stock of Alcoa, par value $1.00 per share.

“Closing” means the satisfactory completion of the actions described in Article III of this Agreement, including, without limitation, satisfaction or waiver (other than Section 5.2.5, which may not be waived) of the conditions set forth in Sections 3.4 and 5.2.5 of this Agreement.

“Closing Date” means August 1, 2003, provided the conditions set forth in Section 5.1 and Section 5.2 have been satisfied or waived on such date, and, otherwise, as soon as practicable after the satisfaction or waiver of such conditions, or such other date as may be mutually agreed by the parties in writing.

“Consideration” has the meaning set forth in Section 2.1.

“Delay Period” has the meaning set forth in Section 4.2(g) of the Registration Rights Agreement.

“Delay Period Notice” has the meaning set forth in Section 4.2(g) of the Registration Rights Agreement.

“Delay Period Notice Deadline” has the meaning set forth in Section 4.2(g) of the Registration Rights Agreement.

“Delay Period Termination Date” has the meaning set forth in Section 2.7.2.

“Dollars” or “U.S.$” means the lawful currency of the United States of America.

“Earn-Out Payments” means the payments required to be made, if any, by Alcoa to Trelawney and Allpar pursuant to Section A of Exhibit C, attached hereto and made a part hereof.

“Earn-Out Period” has the meaning set forth in Exhibit C.

“Effectiveness Period” has the meaning set forth in Section 2.3.

“Exchange” means the exchange of the Alcoa Alumínio Stock and the ALAHC Stock for the Shares in accordance with this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Transfer Notice” has the meaning set forth in Section 2.4.4.

“Exercise Deadline” has the meaning set forth in Section 2.4.2.

“GAAP” means U.S. generally accepted accounting principles.

“Good Reason” means, with respect to any Exempt Transfer as to which Alcoa has an approval right, a determination made by Alcoa, in good faith and upon a reasonable basis, that such Exempt Transfer, when considered together with all other prior Exempt Transfers, would reasonably be expected to materially adversely affect the market price for the Common Stock within a period of 15 Trading Days from the time that such proposed Exempt Transfer would be effected, if approved, or reasonably could result in public sales of the Common Stock on a single Trading Day in excess of the Volume Limitation.

“Guaranteed Minimum Payment” means the payment required to be made, if any, by Alcoa and/or its designated affiliate(s) to Trelawney and Allpar pursuant to Section B of Exhibit C.

“Hedging Counterparty” means any financial institution that is a counterparty to a Monetization Arrangement.

“Initial Hedge” means, with respect to any Monetization Arrangement, the sale of shares of Common Stock by a Hedging Counterparty to establish its net initial hedge position with respect to such Monetization Arrangement in an amount not exceeding the aggregate number of shares of Common Stock underlying such Monetization Arrangement multiplied by the initial delta (as determined by the Hedging Counterparty in a commercially reasonable manner) for such Monetization Arrangement. For the avoidance of doubt, the Initial Hedge shall not include any sales of shares of Common Stock made to dynamically adjust the Hedging Counterparty’s net initial hedge position with respect to any Monetization Arrangement.

“Liens” has the meaning set forth in Section 4.1.2.

“Long Term Alcoa Investor” means an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act who represents and warrants to Alcoa that: (i) it is acquiring the Shares for investment purposes and not with a view to distribution thereof, (ii) it has been a beneficial owner (as defined in Rule 13d-3 promulgated by the SEC) of Common Stock at all times during the 180 day period prior to the date of the proposed Transfer and is, as of such date, the beneficial owner of shares of Common Stock representing at least 1% of the then outstanding Common Stock determined based on the most recent filing by Alcoa with the SEC, (iii) during the 180 day period prior to the Transfer, it and its Affiliates have not effected sales of Common Stock that, when aggregated involve more than 30% of the number of shares of which such investor and its Affiliates were the beneficial owners as of the beginning of such 180 day period and (iv) that it and its Affiliates do not have any present intention to effect any sales of the Shares or of other shares of Common Stock of which it or its Affiliates are the beneficial owners.

“Material Adverse Effect” means, with respect to the Alcoa Group, a material adverse effect on the business, assets, operations or financial condition of Alcoa and its subsidiaries, taken as a whole, or a material impairment of the Alcoa Group to perform its obligations under this Agreement or the Registration Rights Agreement; provided, however, that none of the following, individually or in the aggregate, will be deemed to have a Material Adverse Effect on the Alcoa Group: (a) fluctuations in the market price of the Common Stock, (b) changes in economic, political or regulatory conditions (including acts of terrorism or war), or (c) changes or conditions generally affecting the industries in which Alcoa and its subsidiaries operate (including metals or aluminum pricing). “Material Adverse Effect” means, with respect to the Camargo Group, a material adverse effect on the business, assets, operations or financial condition of Camargo Corrêa and its subsidiaries, taken as a whole, or a material impairment of the Camargo Group to perform its obligations under this Agreement or the Registration Rights Agreement; provided, however, that none of the following, individually or in the aggregate, will be deemed to have a Material Adverse Effect on the Camargo Group: (a) changes in economic, political or regulatory conditions (including acts of terrorism or war) or (b) changes or conditions generally affecting the industries in which Camargo Corrêa and its subsidiaries operate.

“Monetization Arrangement” has the meaning set forth in Section 2.4.3(g).

“New York City Time” means the local time of New York, New York, United States of America.

“Permitted Encumbrances” means the agreed upon restrictions and rights of first refusal set forth in or established pursuant to Sections 2.2 and 2.4 of this Agreement or in the Registration Rights Agreement and applicable restrictions under U.S. federal and/or state securities laws.

“Person” means any individual, corporation, limited liability company, partnership or any other private, public or government entity.

“Procedure I” has the meaning set forth in Section 2.7.

“Procedure I Rescission Deadline” has the meaning set forth in Section 2.7.1.

“Procedure II” has the meaning set forth in Section 2.7.

“Procedure II Rescission Deadline” has the meaning set forth in Section 2.7.2.

“Proposed Sale Notice” has the meaning set forth in Section 2.4.2.

“Reais” and “R$” means the lawful currency of the Federative Republic of Brazil.

“Registration Rights Agreement” has the meaning set forth in Section 2.2.

“Restriction Termination Date” means June 1, 2008.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means the 17,773,540 shares of Common Stock to be delivered in the Exchange in accordance with this Agreement.

“Shelf Notice of Sale” has the meaning set forth in Section 4.2(g) of the Registration Rights Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.3.

“Special Option Expiration Date” has the meaning set forth in Section 2.7.3.

“Trade Date” has the meaning set forth in Section 2.4.2.

“Trading Day” means a day on which the New York Stock Exchange and commercial banks in New York City are open for the transaction of business.

“Transfer” has the meaning set forth in Section 2.4.2.

“Transferee” has the meaning set forth in Section 2.4.5.

“Volume Limitation” means (i) for the period from the Closing Date until the second anniversary thereof, 900,000 Shares per day; or (ii) for the period from the second anniversary of the Closing Date until June 1, 2008, the greater of (x) an amount of Shares per day equal to 30% of the average daily trading volume of the Common Stock on the New York Stock Exchange during the 30 day period prior to the applicable day and (y) 900,000 Shares per day. If there is a change in the number of outstanding shares of Common Stock as a result of a stock split, reverse stock split or similar Alcoa corporate action, the number 900,000 shall be adjusted so as to maintain the relationship between such number and the number of outstanding Common Stock immediately prior to such action.

“U.S.” means United States of America.

ARTICLE II

EXCHANGE AND OTHER MATTERS

2.1 Exchange and Consideration. The parties hereby agree, on the terms and subject to the conditions set forth herein, to exchange (i) the Alcoa Alumínio Stock and the ALAHC Stock for (ii) the Shares and any Earn-Out Payment(s) and any Guaranteed Minimum Payment (the “Consideration”). The number of Shares (17,773,540) was determined by dividing (i) U.S.$410 million, which was the amount set forth in the Agreement in Principle, by (ii) $23.068, representing the average of the closing prices of the Common Stock on the New York Stock Exchange for the five Trading Days beginning two Trading Days prior to and ending two

Trading Days after May 5, 2003, being the first date of public announcement of the transaction. On the Closing Date and provided that the transfer of foreign investment registrations with BACEN have been effected and evidenced as provided in Section 5.2.5, the Camargo Group will deliver, or cause to be delivered, to Alcoa and AL the Alcoa Alumínio Stock and the ALAHC Stock, free and clear of all Liens, and the Alcoa Group will deliver, or cause to be delivered, to Trelawney and Allpar the Shares, free and clear of all Liens other than the Permitted Encumbrances. Specifically, the transfers to be effected at Closing to complete the Exchange are as follows:

Transferor:	Transfer of:	Transferee:
Allpar	1,706,022 Alcoa Alumínio shares	AL

AL	10,366,471 Alcoa shares	Allpar

Trelawney	750,988 Alcoa Alumínio shares	AL

AL	4,563,303 Alcoa shares	Trelawney

Trelawney	363,992 ALAHC shares	Alcoa

Alcoa	2,843,766 Alcoa shares	Trelawney

Carlos Pires Oliveira Dias	28 Alcoa Alumínio shares	AL

Fernando de Arruda Botelho	28 Alcoa Alumínio shares	AL

Luiz Roberto Ortiz Nascimento	28 Alcoa Alumínio shares	AL

Fernando Tigre de Barros Rodrigues	1 Alcoa Alumínio share	AL

Daniel Antonio Biondo Bastos	1 Alcoa Alumínio share	AL

Edy Luiz Kogut	1 Alcoa Alumínio share	AL

In accordance with the above table, the Consideration will be allocated to Allpar and Trelawney (with no separate allocations to the individuals) as follows:

Allocation of Consideration between:	Allocation percentage	Allocation of the Shares
Allpar	58%	10,366,471 shares
Trelawney	42%	7,407,069 shares
Total	100%	17,773,540 shares

The transfers described in this Section are based on the following agreed upon allocation of the Consideration between the Alcoa Alumínio Stock and the ALAHC Stock:

Allocation of Consideration between:	Allocation percentage	Allocation of the Shares
Alcoa Alumínio Stock	84%	14,929,774 shares

ALAHC Stock	16%	2,843,766 shares

Total	100%	17,773,540 shares

2.2 Acquisition of the Shares. The Shares will be acquired initially by the Camargo Group from the Alcoa Group in a private placement transaction under section 4(2) of the Securities Act. The Shares will be registered for resale by the Shelf Registration Statement, as more fully described in Section 2.3 and in the Registration Rights Agreement, attached hereto as Exhibit E and made a part hereof (the “Registration Rights Agreement”). If the Shares are delivered in certificated form at the Closing, then as soon as practicable following the Closing, the Camargo Group agrees to establish an account at Alcoa’s transfer agent, Equiserve Trust Company, N.A.

(“Equiserve”), to hold the Shares in book-entry form through the direct registration system to eliminate the need for physical certificates.

2.2.1 The certificate(s) representing and/or the book entry account(s) evidencing ownership of the Shares by the Camargo Group shall be endorsed with legends substantially to the following effect:

“The Shares represented by [this certificate] [this book-entry account] have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act. In addition, the Shares are subject to certain rights of first refusal and restrictions on transfer as provided in the Principal Agreement, dated as of July 25, 2003 among Alcoa Inc. and certain other signatories thereto and the Registration Rights Agreement, dated as of July 25, 2003 among Alcoa Inc. and certain other signatories thereto, copies of which are on file at the principal office of Alcoa Inc.”

Insofar as such legends (a) relate to the Securities Act or any U.S. securities laws, such legends shall be removed as and when required pursuant to the terms of the Registration Rights Agreement, and (b) relate to the rights of first refusal and other contractual restrictions on transfer set forth in this Agreement, such legends shall, upon the request of the holder of such Shares, be removed and Alcoa shall issue a certificate without such legend or create a book-entry account without such legend, as the case may be, if such Shares are no longer subject to the rights of first refusal and other contractual restrictions on transfer as set forth herein.

2.3 Shelf Registration. Alcoa shall (a) no later than 30 days after the Closing Date, prepare and file with the SEC a registration statement for the resale of the Shares in an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) (the “Shelf Registration Statement”), (b) use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as practicable after such filing, but in all events within 120 days after the Closing Date, (c) use its reasonable best efforts to cause the Shelf Registration Statement to remain effective at all times thereafter until the second anniversary of the Closing Date or such shorter period as will terminate when all of the Shares have been disposed of by the Camargo Group and its Affiliates or may be disposed of without regard to the volume limitations imposed under Rule 144 (but in any event not before the expiration of any longer period required under the Securities Act) (the “Effectiveness Period”), (d) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in this sentence above, and (e) when requested by Camargo Corrêa, keep Camargo Corrêa reasonably apprised of the status of the Shelf Registration Statement prior to the expiration of the Effectiveness Period, all as more fully set forth in the Registration Rights Agreement. Alcoa acknowledges that the foregoing covenants have been determinative to the Camargo Group’s decision to consummate the Exchange.

2.4 Transfer Restrictions and Right of First Refusal.

2.4.1 Volume Limitation. Prior to the Restriction Termination Date, the Camargo Group and its Affiliates shall not effect any Transfer of Shares, other than Exempt Transfers made in accordance with Section 2.4.3, in excess of the Volume Limitation. The parties agree that this provision shall apply regardless of whether, at the time of the proposed Transfer, the volume limitations imposed under Rule 144 under the Securities Act are applicable.

2.4.2 Right of First Refusal. The parties agree that, subject to Section 2.4.3, Alcoa will have a right of first refusal, on the terms set forth below, (x) in connection with any sale, assignment, pledge, transfer or other disposition (each, a “Transfer”) of Shares by the Camargo Group or its Affiliates that occurs on or before the Restriction Termination Date and (y) in connection with any Transfer of Common Stock occurring on or before the Restriction Termination Date that is made by a Hedging Counterparty to establish the Initial Hedge (the “Initial Hedge Transfer”). Until the Restriction Termination Date, prior to the Camargo Group or its Affiliates making any Transfer of Shares, Camargo Corrêa will deliver to Alcoa no later than 9:00 a.m., New York City Time, on a Trading Day, a written notice (the “Proposed Sale Notice”) specifying the number of Shares proposed to be Transferred (which must be in compliance with the Volume Limitation), the name of the transferor, a description of how and when the proposed Transfer will take place, the date and time of the Exercise Deadline determined in accordance with the provisions of this Section 2.4.2 and, other than in connection with a sale to be effected directly by the Camargo Group or its Affiliates on a national securities exchange or in an underwritten public offering, identifying the price, the name of the proposed Transferee and all other material terms of the proposed Transfer. Until the Restriction Termination Date, prior to permitting a Hedging Counterparty to make an Initial Hedge Transfer, Camargo Corrêa will cause such Hedging Counterparty to deliver a Proposed Sale Notice to Alcoa at the same time and containing the information specified in the preceding sentence. A Proposed Sale Notice given (x) on or before 9:00 a.m., New York City Time, on a day that is a Trading Day shall be effective at 9:00 a.m. on such Trading Day, and (y) on a day that is not a Trading Day or after 9:00 a.m., New York City Time, on a Trading Day will be deemed to be effective at 9:00 a.m., New York City Time, on the next succeeding Trading Day. Such notice shall be in writing, shall be sent to Alcoa’s group president—Latin America and to its treasurer and general counsel as set forth in Section 7.6 of this Agreement. Alcoa shall have the right to acquire, or cause one or more of its designated Affiliate(s) to acquire all, but not less than all, of the Shares (or, in the case of an Initial Hedge Transfer, the Common Stock) identified in the Proposed Sale Notice for a price, payable in cash, equal to (x) the Average Price for the Trading Day on which the Proposed Sale Notice was effective if Alcoa delivers the applicable Alcoa Exercise Notice at or before 1:00 p.m. New York City Time on such Trading Day or (y) the Average Price for the Trading Day subsequent to the Trading Day on which the Proposed Sale Notice was effective if the Alcoa Exercise Notice is delivered prior to the Exercise Deadline but after 1:00 p.m. New York City Time on the day the Proposed Sale Notice was effective. The Trading Day on which the price for the Shares was determined in accordance with the foregoing sentence is referred to herein as the “Trade Date”. The Camargo Group shall (but this provision is personal to the Camargo Group and its Affiliates and shall not apply to any other Person) specify in its Proposed Sale Notice a minimum per Share price at which it is willing to Transfer the Shares (which shall be no greater than an amount equal to the closing price per share of Common Stock on the New York Stock Exchange (as reported by Bloomberg Financial Markets, or, if not reported thereby, by another authoritative source) on the Trading Day immediately prior to the Trading Day on which the Camargo Group delivered its Proposed Sale Notice and, if no minimum price is specified, shall be deemed to be an amount equal to the closing price per share of Common Stock on the New York Stock Exchange (as reported by Bloomberg Financial Markets, or, if not reported thereby, by another authoritative source) on the Trading Day immediately prior to the Trading Day on which the Camargo Group delivered its Proposed Sale Notice), and if the applicable Average Price determined in accordance with this Section is less than such minimum price, then such Proposed Sale Notice shall be deemed null and void immediately and automatically without further action or notice required by either party. To exercise its right of first refusal, Alcoa shall deliver to Camargo Corrêa (or, in the case of an Initial Hedge Transfer, to the Hedging Counterparty that delivered the Proposed Sale Notice) no later than 9:00 a.m., New York City Time, on the Trading Day next succeeding the effective date of the Proposed Sale Notice (the “Exercise Deadline”), a written notice (the “Alcoa Exercise Notice”) confirming its election to purchase the Shares (or, in the case of an Initial Hedge Transfer, the Common Stock) described in the Proposed Sale Notice and identifying the purchaser or purchasers of such Shares (or, in the case of an Initial Hedge Transfer, the Common Stock). Alcoa’s notice shall be sent to Camargo Corrêa’s president and treasurer as set forth in Section 7.6 of this Agreement (or, in the case of an Initial Hedge Transfer, to the Hedging Counterparty delivering a Proposed Sale Notice at the address specified in such Proposed Sale Notice). Provided that Camargo Corrêa properly made (or, in the case of an Initial Hedge Transfer, caused the Hedging Counterparty to properly make) a Proposed Sale Notice in accordance with the provisions set forth herein, if Alcoa fails to deliver an Alcoa Exercise Notice to Camargo Corrêa (or, in the case of an Initial Hedge Transfer, to the Hedging Counterparty) by the Exercise Deadline (or if Alcoa notifies Camargo Corrêa, or, in the case of an Initial Hedge Transfer, the Hedging Counterparty, that it has elected not to purchase such Shares), then Alcoa will be deemed to have waived its right of first refusal with respect to the Transfer or Initial Hedge Transfer described in the Proposed Sale Notice and, subject to Section 4.2(g) of the Registration Rights Agreement, if the Transfer is proposed to be made under the Shelf Registration Statement, and subject to applicable law, the Camargo Group or its Affiliate shall be permitted to effect the Transfer (or, in the case of an Initial Hedge Transfer, permit consummation of the Initial Hedge Transfer) described in the Proposed Sale Notice by the end of the Trading Day on which the Exercise Deadline falls. Subject to the terms of this Agreement, delivery by Alcoa of an Alcoa Exercise Notice shall create a legally binding obligation on the part of Alcoa to purchase the Shares (or, in the case of an Initial Hedge Transfer, the Common Stock) and, subject to the provisions of Section 2.7, if applicable, a legally binding obligation on the part of the Camargo Group and/or its Affiliates to sell the Shares described in the Proposed Sale Notice on and subject to the terms set forth herein (or, in the case of an Initial Hedge Transfer, a legally binding obligation on the part of the Hedging Counterparty delivering a Proposed Sale Notice in connection with an Initial Hedge Transfer, to sell the Common Stock described in the Proposed Sale Notice on and subject to the terms set forth herein). Payment of the purchase price for, and delivery of the Shares purchased under this Section 2.4.2, shall be made on the third Trading Day after the Trade Date. Payment shall be made in U.S. Dollars upon confirmation of delivery of the Shares in the manner described below, by wire transfer of immediately available funds to the account specified in wire transfer instructions furnished to Alcoa by the president or treasurer of Camargo Corrêa (or, in the case of an Initial Hedge Transfer, by a duly authorized representative of the Hedging Counterparty that delivered the applicable Proposed Sale Notice). Delivery of the Shares (or in the case of an Initial Hedge Transfer, the Common Stock) shall be made as follows: (i) in the case of certificated Shares (or in the case of an Initial Hedge Transfer, certificated Common Stock), Camargo Corrêa (or in the case of an Initial Hedge Transfer, the Hedging Counterparty) shall physically deliver or cause to be delivered the Share certificates (or in the case of an Initial Hedge Transfer, the Common Stock certificates) representing the purchased Shares (or in the case of an Initial Hedge Transfer, the Common Stock), free and clear of all Liens, duly endorsed in blank for transfer, with signature(s) guaranteed, to Alcoa’s transfer agent, addressed to: Ms. Randi Galan, Equiserve, 525 Washington Boulevard, 9th Floor, Mail Suite, 4690, Jersey City, New Jersey, USA 07310; and (ii) in the case of Shares (or in the case of an Initial Hedge Transfer, Common Stock) held in book-entry form, Camargo Corrêa (or in the case of an Initial Hedge Transfer, the Hedging Counterparty) shall duly issue or cause to be duly issued instructions to Equiserve to cause the purchased Shares (or in the case of an Initial Hedge Transfer, Common Stock) to be electronically transferred, free and clear of all Liens, in the direct registration system and posted to Alcoa’s or its designated Affiliate’s account at Equiserve.

2.4.3 Exempt Transfers. Notwithstanding Section 2.4.2, the Camargo Group and its Affiliates will be entitled to make any of the following Transfers (collectively, the “Exempt Transfers”); provided that in the case of any Exempt Transfer (other than an Exempt Transfer pursuant to Section 2.4.3(b) or 2.4.3(c) (collectively, “Business Combination Transfers”) for which no notice is required) Camargo Corrêa shall give Alcoa written notice (an “Exempt Transfer Notice”) of a proposed Exempt Transfer at least five Trading Days prior to such Transfer (or in the case of any Exempt Transfer pursuant to Section 2.4.3(g), at least two Trading Days prior to such Transfer, except for Exempt Transfers in relation to the early termination of a Monetization Arrangement, in which case notice shall be given no later than one Trading Day following the occurrence of such Transfer). For the avoidance of doubt, none of the foregoing shall limit the applicability of the final sentence of Section 2.4.3(g). The effective time of an Exempt Transfer Notice shall be determined in accordance with the provisions of Section 2.4.2 relating to the effectiveness of a Proposed Sale Notice. The Exempt Transfers are as follows:

2.4.3(a) Transfers to Camargo Corrêa Affiliates – any Transfer of Shares to Camargo Corrêa or to any Affiliate thereof who executes an agreement with the Transferring member of the Camargo Group confirming that any subsequent Transfer of such Shares by such Affiliate that occurs prior to the Restriction Termination Date will be subject to the restrictions and obligations set forth in this Agreement and the Registration Rights Agreement. The Camargo Group shall be responsible for any breaches by its Affiliates. Such agreement(s) shall provide that Alcoa is an express beneficiary thereof and entitled to enforce the provisions thereof, and true and correct copies of such executed agreements shall be provided by Camargo Corrêa to Alcoa prior to the Transfer.

2.4.3(b) Transfers to Alcoa – any Transfer of Shares to Alcoa or an Affiliate thereof, whether pursuant to a tender offer or otherwise.

2.4.3(c) Alcoa Business Combinations – any Transfer of Shares in a tender offer, merger or other Alcoa business combination transaction involving the Common Stock.

2.4.3(d) Alcoa-Approved Limited Transfers – any Transfer (other than, or in relation to, a Monetization Arrangement) of Shares to a Person (excluding the Camargo Group and its Affiliates) who (i) together with its Affiliates, will not own, directly or indirectly, after giving effect to the Transfer, more than 1,800,000 shares of Common Stock and (ii) has been approved by Alcoa; provided that Alcoa shall have the right to withhold such approval only for Good Reason. Not later than 6:00 p.m. New York City Time on the fifth Trading Day after the effective date of an Exempt Transfer Notice in respect of this Section 2.4.3(d), Alcoa shall deliver to the Camargo Group a written notice indicating whether or not it approves of the proposed Exempt Transfer and, if not, specifying with reasonable particularity, the reasons for its position. If such notice is not given by such time, Alcoa shall be deemed to have given the required approval.

2.4.3(e) Alcoa-Agreed Restricted Transfers – any Transfer (other than, or in relation to, a Monetization Arrangement) of Shares to a Person (excluding the Camargo Group and its Affiliates) who executes an agreement with Alcoa prior to such Transfer confirming that any subsequent Transfer(s) by such Person or its Affiliates that occur prior to the Restriction Termination Date (including, without limitation, any subsequent Exempt Transfer other than (x) a Business Combination Transfer and (y) any Transfer by such Person to an Affiliate of such

Person who executes a similar agreement with Alcoa) will be subject to the Volume Limitation and the rights of first refusal of Alcoa described in this Section 2.4; provided that, prior to the Restriction Termination Date, the Camargo Group and its Affiliates shall not make more than two Transfers pursuant to this Section 2.4.3(e).

2.4.3(f) Long Term Alcoa Investor – any Transfer of Shares to a Long Term Alcoa Investor (excluding the Camargo Group and its Affiliates).

2.4.3(g) Monetization Arrangements – any Transfer of Shares, directly or indirectly, to a Hedging Counterparty in connection with a forward sale or other derivative transaction between a member or Affiliate of the Camargo Group and such Hedging Counterparty (a “Monetization Arrangement”); provided that, prior to Transferring Shares to any such Hedging Counterparty the member or Affiliate of the Camargo Group shall enter into a contract (an “Assurance Contract”) with such Hedging Counterparty assuring that (i) the Hedging Counterparty will not enter into any Monetization Arrangements with other financial institutions or other Persons in connection with establishing its Initial Hedge; (ii) prior to establishing its Initial Hedge, the Hedging Counterparty will grant Alcoa a right of first refusal with respect to the Common Stock to be sold under such Initial Hedge on terms as described in this Section 2.4, (iii) the Hedging Counterparty will not effect any Initial Hedge Transfers, or any Transfers in relation to the early termination of a Monetization Arrangement, on any day which, when aggregated with (x) all Initial Hedge Transfers, or any Transfers in relation to the early termination of a Monetization Arrangement, made or to be made on such day by all other Hedging Counterparties to which a Transfer has been made pursuant to this Section 2.4.3(g) and (y) any Transfers (other than Exempt Transfers) made, or to be made, by any members of the Camargo Group and their Affiliates on such day, exceed the Volume Limitation; (iv) the maturity date of such Monetization Arrangement is such that, after taking into account the maturity dates of all other Monetization Arrangements previously effected pursuant to this Section 2.4.3(g), there shall not mature, on any single day, Monetization Arrangements that, in the aggregate could result in sales of Common Stock on any day in excess of the Volume Limitation; and (v) the Monetization Arrangement will not mature prior to the first anniversary of the Closing Date. The Camargo Group shall: (i) ensure that such Assurance Contract assures compliance with clauses (i) through (v) of the foregoing sentence, (ii) ensure that such Assurance Contract provides that Alcoa is an express beneficiary thereof and is entitled to enforce the provisions thereof, (iii) provide true and correct copies of the Assurance Contract to Alcoa before the execution thereof and at least two Trading Days prior to the Transfer, (iv) provide true and correct copies of such executed Assurance Contract and, if requested, of the executed documentation with respect to the Monetization Arrangement to Alcoa prior to the Transfer, and (v) deliver to Alcoa prior to the Transfer a certificate of an officer of Camargo Corrêa certifying that the Assurance Contract is in accordance with the applicable provisions of this Agreement.

2.4.3(h) Pledges – any Transfer (other than, or in relation to, a Monetization Arrangement) of Shares to a bank or other financial institution as security for a loan or other financing or any Transfer of Shares to such bank or financial institution upon foreclosure, so long as such bank or financial institution executes an agreement with the Transferring member or Affiliate of the Camargo Group confirming that any subsequent Transfer by it or its Affiliates that occurs prior to the Restriction Termination Date (including, without limitation, any subsequent Exempt Transfer other than a Business Combination Transfer but excluding any Transfer by such bank or other financial institution to an Affiliate of such bank or financial institution that executes a similar agreement with the Transferring member or Affiliate of the Camargo Group) of such Shares will be subject to the Volume Limitation and to the rights of first refusal of Alcoa on terms as described in this Section 2.4. The Camargo Group shall: (i) ensure that such contract is in accordance with the applicable provisions of this Agreement,

(ii) ensure that such contract provides that Alcoa is an express beneficiary thereof and is entitled to enforce the provisions thereof, (iii) provide true and correct copies of the contract to Alcoa before the execution thereof and at least two Trading Days prior to the Transfer, and (iv) provide true and correct copies of such executed contract to Alcoa prior to the Transfer.

2.4.4 Use of Shelf Registration Statement by Transferees; Persons Eligible to be Permitted Sellers. Other than assignments to Affiliates of the Camargo Group, the Camargo Group and its Affiliates agree that the rights and obligations under the Registration Rights Agreement may only be assigned to a Transferee acquiring Shares in a Transfer if such Transfer cannot reasonably be accomplished under the Shelf Registration Statement or under Rule 144 of the Securities Act by the proposed closing date of the proposed Transfer. Furthermore, the parties agree that the number of Transferees who may be assignees of the Registration Rights Agreement and thus eligible to be Permitted Sellers (as such term is defined in the Registration Rights Agreement) is subject to the following limitations:

(a) no more than two (2) Transferees pursuant to each of Sections 2.4.3(d), 2.4.3(e), 2.4.3(f), 2.4.3(g), and 2.4.3(h); and

(b) no more than eight (8) Transferees (other than the Camargo Group and its Affiliates) in the aggregate at any time.

Furthermore, each such Transferee (other than the Camargo Group and its Affiliates) shall be eligible to reassign in whole its rights and obligations under the Registration Rights Agreement only once to one subsequent Transferee of the Shares (who shall have no further assignment rights) if such subsequent Transfer cannot reasonably be accomplished under the Shelf Registration Statement or under Rule 144 of the Securities Act by the proposed closing date of the proposed Transfer and provided that under all circumstances the total number of Transferees (other than the Camargo Group and its Affiliates) eligible at any given time to be Permitted Sellers under the Registration Rights Agreements is subject to the limitation set forth in (b) above. The Camargo Group and its Affiliates shall: (i) give prior written notice to Alcoa in accordance with Section 7.6 of any assignment by it of the rights and obligations of the Registration Rights Agreement hereunder (which notice may be included as part of the Proposed Sale Notice); (ii) ensure that the assignee agrees to all restrictions and obligations imposed under the Registration Rights Agreement; (iii) ensure that the assignee agrees to the provisions of this Section 2.4.4, including those relating to any reassignment by it, and agrees to give prior written notice to Alcoa in accordance with the provisions of Section 7.6 of any such reassignment. Any such assignment shall not be effective unless the proposed Transferee executes and delivers a written instrument reasonably satisfactory to Alcoa whereby such proposed Transferee agrees to be bound by the restrictions and obligations under the Registration Rights Agreement and the limitations on assignment of the Registration Rights Agreement contained in this Section 2.4.4.

2.4.5 Restrictions on Transferees. Upon consummation of any Transfer of Shares prior to the Restriction Termination Date, the Person to whom the Transfer is made (the “Transferee”) will be subject to, in addition to any restrictions or obligations imposed under the Registration Rights Agreement, if applicable to such Transferee, and the Securities Act, the following restrictions on the subsequent Transfer of such Shares:

Type of Transferee	Restrictions on subsequent Transfer
2.4.5(a) If the Transferee obtains the Shares pursuant to Section 2.4.3(a) (Transfers to Camargo Corrêa Affiliates), then, whether or not the Transfer of Shares has been registered under the Shelf Registration Statement, the	the restrictions set forth in this Agreement, including the Volume Limitation and rights of first refusal described in Section 2.4.

Transferee (and any subsequent Transferee acquiring Shares under such section) will be subject to:

2.4.5(b) If the Transferee obtains the Shares pursuant to Section 2.4.3(b) (Transfers to Alcoa), the Transferee will be subject to:	no transfer restrictions.

2.4.5(c) If the Transferee obtains the Shares pursuant to Section 2.4.3(c) (Alcoa Business Combinations), the Transferee will be subject to:	no transfer restrictions.

2.4.5(d) If the Transferee obtains the Shares pursuant to Section 2.4.3(d) (Alcoa-Approved Limited Transfers), the Transferee will be subject to:	no transfer restrictions.

2.4.5(e) If the Transferee obtains the Shares pursuant to Section 2.4.3(e) (Alcoa-Agreed Restricted Transfers), then the Transferee (and any subsequent Transferee acquiring Shares under such section) will be subject to:	the restrictions set forth in this Agreement, including the Volume Limitation and rights of first refusal described in Section 2.4.

2.4.5(f) If the Transferee obtains the Shares pursuant to Section 2.4.3(f) (Alcoa Long Term Investor), the Transferee will be subject to:	no transfer restrictions.

2.4.5(g) If the Transferee is a Hedging Counterparty that obtains the Shares pursuant to Section 2.4.3(g) (Monetization Arrangements), then:

(i) the Transferee and its Affiliates will be subject to the restrictions set forth in this Agreement, including the Volume Limitation and rights of first refusal described in Section 2.4, with respect to, and only with respect to, Initial Hedge Transfers;

(ii) the Transferee and its Affiliates will be subject only to the Volume Limitation (and will not be subject to the rights of first refusal) described in Section 2.4 with respect to sales of the Shares or Common Stock made at the maturity or earlier termination of the Monetization Arrangement; and

(iii) the Transferee and its Affiliates will not be subject to the Volume Limitation and the rights of first refusal described in Section 2.4 in connection with any other transactions involving the Shares or Common Stock, including on-going sales of the Shares or Common Stock made by the Hedging Counterparty to manage its exposure under the Monetization Arrangement.

2.4.5(h) If the Transferee obtains the Shares pursuant to Section 2.4.3(h) (Pledges), whether as collateral or upon foreclosure, then, the Transferee (and any subsequent Transferee acquiring Shares under such section) will be subject to:	the restrictions set forth in this Agreement, including the Volume Limitation and rights of first refusal described in Section 2.4.

2.4.5(i) Provided that the Transfer was not in violation of any provision of this Agreement or the Registration Rights Agreement, if the Transferee acquires the Shares in a transaction properly effected on a national securities exchange (whether effected pursuant to Rule 144 under the Securities Act or otherwise) or in a registered public offering, the Transferee will be subject to:	no transfer restrictions.

2.4.5(j) Provided that the Transfer was not in any violation of any provision of this Agreement or the Registration Rights	no transfer restrictions. For the avoidance of doubt, any such Transferee shall not be eligible to be a Permitted Seller, as such term is defined in the Registration Rights

Agreement, if the Transferee acquires Shares in a transaction that is not an Exempt Transfer after Alcoa waived its right of first refusal with respect to such Shares as provided in Section 2.4.2, the Transferee will be subject to:	Agreement.

2.5 Certain Alcoa Alumínio and ALAHC Matters. The parties agree that the total amount of the Camargo Group’s dividend distributions from Alcoa Alumínio and ALAHC relating to 2002 and a portion of 2003 will be R$ 31,688,230 from Alcoa Alumínio and U.S.$1,146,068 from ALAHC. The remittance of the dividend distributions: (a) from Alcoa Alumínio shall be made prior to the transfer to the Alcoa Group of the BACEN certificates of registration as set forth in Section 3.3.3 of this Agreement; and (b) from ALAHC shall be made prior to Closing. Following the Closing, the Camargo Group shall not be entitled to receive any additional dividend distributions from Alcoa Alumínio and ALAHC. During the Earn-Out Period after the Closing, the Alcoa Group agrees that the Camargo Group may have one observer attend meetings of the board of directors (i.e. the Conselho de Administração) of Alcoa Alumínio for so long as such body is maintained and retains its current scope of authority. The Alcoa Group reserves the right to change or eliminate such body; provided that, in the event that the board of directors is replaced by a consulting board or other body having similar functions, the Camargo Group will be entitled to have an observer attend the meetings of such board or other body. Unless the parties agree otherwise, the Camargo Group’s observer shall continue to be provided with, with respect to the period covered by the Earn-Out Period: (i) the Alcoa Latin America Financial Report (“Blue Book”) prepared and circulated monthly; and (ii) a reconciliation between financial statements included in each December edition of the Blue Book with the numbers included in the calculation of the EBITDA for the year (whether or not provided to the board of directors, consulting board or other similar body). If the board of directors is eliminated without being replaced by a consulting board or other body having similar functions, the Camargo Group’s observer shall be provided with, with respect to the period covered by the Earn-Out Period, and in addition to the documents specified in the previous sentence: (i) reports prepared by each business unit for review and discussion with the Alcoa Inc. senior executives as part of the quarterly review process; and (ii) access on a bi-monthly basis to the Alcoa Alumínio chief financial officer. In any event, the observer shall be a non-voting observer and shall not participate in management or in the formulation, determination, or direction of basic business decisions, but the observer shall receive as to content and timing the same information and material relating to the business of Alcoa Alumínio as is provided to the other members of such board or body. The information provided to the Camargo Group’s observer shall be subject to the confidentiality provisions of Section 7.9. The Camargo Group’s initial observer is Francisco Caprino Neto. Further, the Camargo Group represents that it has no present intention of participating in the formulation, determination or direction of the basic business decisions of Alcoa and does not intend to nominate a candidate for Alcoa’s board of directors, propose corporate action requiring shareholder approval, or solicit proxies. Notwithstanding the above, the Camargo Group may vote its shares in Alcoa.

2.6 Adjustments to Number of Shares. If, during the period between Closing and the Restriction Termination Date, there is a pro-rata change in the number of outstanding shares of Common Stock as a result of a stock split, reverse stock split, or similar Alcoa corporate action that results in a pro rata adjustment of the market price of the shares of Common Stock, then Alcoa will adjust accordingly the number of shares and per share prices used in the calculations in Exhibit C (e.g., the Threshold Share Price) and the number of Shares set forth in Section 2.7.3(ii). If such an event occurs during the period between the date of this Agreement and Closing, then in addition to the adjustments described in the foregoing sentence, the parties shall also adjust the number of Shares accordingly and shall amend this Agreement before Closing to reflect the adjusted amounts. Notwithstanding anything in this Agreement, for the avoidance of doubt the parties hereby confirm that the number of Shares delivered hereunder and the Earn-Out Payments calculations set forth in Exhibit C shall not be adjusted to reflect changes in the value of Alcoa Alumínio Stock, the ALAHC Stock or the Common Stock after the date hereof, whether due to (i) any change or effect that is materially adverse to business, operations, property, assets, liabilities or the financial or operational condition of Alcoa Alumínio, ALAHC or Alcoa, (ii) changes or conditions affecting the industries in which Alcoa Alumínio, ALAHC or Alcoa operate (including metals or aluminum pricing), (iii) changes in economic, regulatory or political conditions generally (including acts of terrorism or war) or (iv) otherwise.

2.7 Special Option During First Year After the Closing Date. Subject to the limitations set forth in Section 2.7.3 below, if Camargo Corrêa delivers, at any time before the first anniversary of the Closing a Shelf Notice of Sale pursuant to Section 4.2(g) of the Registration Rights Agreement and corresponding Proposed Sale Notice pursuant to Section 2.4.2 of this Agreement and a Delay Period is in effect with respect to the Transfer described in such notices, Alcoa and the Camargo Group shall comply with procedure I below (“Procedure I”), unless Alcoa includes a statement in its Delay Period Notice given pursuant to Section 4.2(g) of the Registration Rights Agreement that procedure II below (“Procedure II”) shall apply in respect of such Delay Period instead of Procedure I.

2.7.1 Procedure I.

(i) Disclosure of Confidential Information. Alcoa shall provide to Camargo Corrêa by the Delay Period Notice Deadline a description in reasonable detail of the non-public information that is the reason for the Delay Period (the “Confidential Information”). The receipt of the Confidential Information by Camargo Corrêa shall be subject to the confidentiality agreement set forth in Section 7.9 of this Agreement. In addition, and without limiting the foregoing, each member of the Camargo Group agrees during the Delay Period to maintain the Confidential Information in strict confidence and not to disclose it to any third party or trade in any Alcoa securities.

(ii) Rescission Right. Upon receipt of the Confidential Information in accordance with the immediately preceding clause (i), Camargo Corrêa shall have a right to rescind the previously delivered Shelf Notice of Sale and corresponding Proposed Sale Notice by so notifying Alcoa in writing no later than 9:00 a.m., New York City Time, on the Trading Day next succeeding the Delay Period Notice Deadline (the “Procedure I Rescission Deadline”). If Camargo Corrêa rescinds its Shelf Notice of Sale and corresponding Proposed Sale Notice, then the Camargo Group and its Affiliates may not deliver additional Shelf Notices of Sale or corresponding Proposed Sale Notices until such Delay Period is no longer in effect. If Camargo Corrêa does not rescind its Shelf Notice of Sale, then it may deliver additional notice(s) during such Delay Period but the Camargo Group shall not have rescission rights with respect to such additional notice(s) unless there is an additional disclosure of new or different Confidential Information pursuant to such additional notice, in which case the provisions of this subsection (ii) shall apply.

(iii) Purchase of Shares and Settlement Procedures. Unless the Shelf Notice of Sale and corresponding Proposed Sale Notice are rescinded by Camargo Corrêa by the

Procedure I Rescission Deadline, the Camargo Group shall be deemed to have waived its rescission right with respect to such Shelf Notice of Sale and corresponding Proposed Sale Notice and Alcoa shall be obligated to purchase the Shares indicated in such Shelf Notice of Sale and corresponding Proposed Sale Notice, subject to the limitations set forth in Section 2.7.3 below, at the Average Price for the applicable Trading Day as determined in accordance with Section 2.4.2 of this Agreement. The settlement procedures applicable to the purchase of such Shares shall be as provided in Section 2.4.2 of this Agreement.

2.7.2 Procedure II.

(i) Deferred Disclosure of Confidential Information. Alcoa may defer disclosing the Confidential Information to Camargo Corrêa beyond the Delay Period Notice Deadline until (x) the date that such Confidential Information is publicly disclosed (the “Delay Period Termination Date”) or (y) such other date during the Delay Period as Alcoa is able or deems it appropriate to disclose such information to Camargo Corrêa. If Alcoa discloses the Confidential Information to Camargo Corrêa before the information is publicly disclosed, Camargo Corrêa’s receipt of such Confidential Information shall be subject to the confidentiality agreement set forth in Section 7.9 of this Agreement. In addition, without limiting the foregoing, each member of the Camargo Group agrees to maintain the Confidential Information in strict confidence and not to disclose it to any third party or trade in any Alcoa securities.

(ii) Rescission Right. Once the Confidential Information is disclosed to Camargo Corrêa in the manner described in the immediately preceding clause (i), Camargo Corrêa shall have a right to rescind all (but not less than all) Shelf Notices of Sale and corresponding Proposed Sale Notices theretofore delivered by it during such Delay Period by notifying Alcoa in writing no later than 9:00 a.m., New York City Time, on the earlier of (x) the Trading Day next succeeding the Delay Period Termination Date or (y) the Trading Day next succeeding Camargo Corrêa’s receipt of the Confidential Information (the “Procedure II Rescission Deadline”).

(iii) Purchase of Shares and Settlement Procedures. Unless all such Shelf Notices of Sale and corresponding Proposed Sale Notices are rescinded by Camargo Corrêa by the applicable Procedure II Rescission Deadline as provided in the immediately preceding clause (ii), the Camargo Group shall be deemed to have waived its rescission right with respect to all such Shelf Notices of Sale and corresponding Proposed Sale Notices and Alcoa shall be obligated to do the following after the Delay Period Termination Date, as Alcoa elects for each Shelf Notice of Sale and corresponding Proposed Sale Notice in its sole discretion: (x) to purchase all of the Shares indicated in each such Shelf Notice of Sale and corresponding Proposed Sale Notice, subject to the limitations set forth in Section 2.7.3 below, at the Average Price for the applicable Trading Day as determined in accordance with Section 2.4.2 of this Agreement, or (y) subject to compliance with applicable law, to arrange for the purchase of all of the Shares indicated in each Shelf Notice of Sale and corresponding Proposed Sale Notice by a third party on such terms as the parties shall agree, provided that Alcoa shall pay Camargo Corrêa the difference, if any, between the price obtained for the Shares under such arrangement and the price of such Shares as determined by reference to the applicable Average Price per Share calculated under the formula set forth in the immediately preceding sub-clause (x). If Alcoa purchases the Shares under sub-clause (x), the settlement procedures applicable to the purchase of such Shares shall be as provided in Section 2.4.2 of this Agreement, except that the payment for and delivery of the Shares shall be made on or no later than the third Trading Day after the Delay Period Termination Date. If the Shares are purchased under sub-clause (y), the settlement procedures shall be as agreed by the parties but in no event shall payment for and delivery of the Shares be made later than on the tenth Trading Day after the Delay Period

Termination Date. For clarification, if more than one Shelf Notice of Sale and corresponding Proposed Sale Notice are outstanding, Alcoa may elect subclause (x) with respect to some Shelf Notices of Sale and corresponding Proposed Sale Notices and subclause (y) with respect to others.

2.7.3 Limitations on Special Option. Notwithstanding anything to the contrary contained in this Agreement, the parties agree that:

(i) Section 2.7 is applicable only with respect to Shelf Notices of Sale (and corresponding Proposed Sale Notices) that become effective during the first year after the Closing Date, and Alcoa shall have no obligation to purchase (or to cause the purchase of) any Shares covered by such notices that become effective on or after the first anniversary date of the Closing Date (the “Special Option Expiration Date”).

(ii) Alcoa shall not be required to purchase (or to cause the purchase of) more than 900,000 Shares pursuant to any single Shelf Notice of Sale and corresponding Proposed Sale Notice nor more than 8,886,770 Shares in the aggregate pursuant to all Shelf Notices of Sale and corresponding Proposed Sale Notices that become effective before the Special Option Expiration Date.

(iii) The rights and obligations of the Camargo Group under this Section 2.7 are personal to the Camargo Group and its Affiliates and may not be assigned or otherwise transferred to any other Person. For the avoidance of doubt, no Permitted Seller (as defined in the Registration Rights Agreement) or other Person who is not an Affiliate of the Camargo Group shall have any right or benefit under such subsections 2.7.1 or 2.7.2.

2.8 Counsel Opinions for Transfers Other Than Under the Shelf Registration. Until the second anniversary of the Closing Date, prior to making any Transfer of Shares to any Person, other than a Transfer registered under the effective Shelf Registration Statement, Camargo Corrêa will give written notice to Alcoa of the intention by a member or Affiliate of the Camargo Group to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Unless the proposed Transfer is a Business Combination Transfer as set forth in Sections 2.4.3(b) or 2.4.3(c), if within 5 Trading Days (or 2 Trading Days in the case of Transfers pursuant to Section 2.4.3(g)) after receipt by Alcoa of such notice, Alcoa requests an opinion of counsel for such member or Affiliate of the Camargo Group that the proposed Transfer may be effected without registration of the Transfer under the Securities Act (such counsel opinion to be reasonably satisfactory to legal counsel for Alcoa), then Alcoa shall not be required to cause its share transfer agent to record such Transfer, and the Camargo Group and its Affiliates shall not be entitled to effect such Transfer, unless and until Alcoa receives such a counsel opinion reasonably satisfactory to Alcoa.

ARTICLE III

CLOSING

3.1 Time and Location. Subject to the satisfaction or waiver of the conditions contained herein, the Closing shall be held on the Closing Date at 9:00 a.m., New York City Time, at the offices of Alcoa at 390 Park Avenue, New York, New York, United States of America, or such other time or place as the parties mutually agree in writing.

3.2 Documents to be Delivered or Actions to be Taken by the Alcoa Group. At the Closing, the Alcoa Group shall deliver or cause to be delivered:

3.2.1 A share certificate representing 10,366,471 shares of Alcoa Common Stock, duly registered in the name of Allpar and share certificate(s) representing 7,407,069 shares of Alcoa Common Stock duly registered in the name of Trelawney, in each case, free and clear of all Liens other than the Permitted Encumbrances; provided that, if so requested by the Camargo Group at least five business days before the Closing, in lieu of delivery of share certificates, the Alcoa Group will make delivery by means of registering the transfer, free and clear of all Liens other than the Permitted Encumbrances, of 10,366,471 shares of Alcoa Common Stock to Allpar and 7,407,069 shares of Alcoa Common Stock to Trelawney in book-entry form registered on the books of Equiserve.

3.2.2 Executed copies of the Termination of Shareholders Agreement documents substantially in the forms set forth on Exhibits D-1 and D-2 as provided for in Section 3.5.

3.2.3 A favorable opinion or opinions of counsel, reasonably satisfactory to the Camargo Group, as to the matters set forth in Sections 4.1.1 and 4.1.3(a) and (c) hereof.

3.2.4 Such other documents, such as certificate(s) of incumbency and copies of articles of incorporation and by-laws or similar corporate documents, as the Camargo Group may reasonably request.

3.3 Documents to be Delivered or Actions to be Taken by the Camargo Group. At the Closing, the Camargo Group shall deliver or cause to be delivered:

3.3.1 The Alcoa Alumínio Stock, free and clear of all Liens, for transfer to AL from Allpar, Trelawney and the individuals as set forth in Exhibit A and Section 2.1 above. Such transfer shall be accomplished by (i) the authorized representative(s) or lawful attorneys-in-fact of Allpar and Trelawney and (ii) the individuals set forth on Exhibit A and Section 2.1, or the lawful attorneys-in-fact of such individuals, signing the corresponding entries in Alcoa Alumínio’s book of transfer of nominative shares to register and execute the transfer of title of such shares on the Closing Date and delivering at the Closing (x) executed copies of such corresponding entries together with copies of the entries in Alcoa Alumínio’s registry book of nominative shares based on the transfer of title of such shares, (y) certificates of incumbency in the form agreed by the Camargo Group and the Alcoa Group for the authorized representatives of Allpar and Trelawney, and (z) for any attorneys-in-fact signing on behalf of Allpar, Trelawney, or any of the individuals set forth on Exhibit A and Section 2.1, duly legalized powers of attorney in the form set forth on Exhibit B-2 or such other form agreed by the Camargo Group and the Alcoa Group.

3.3.2 The share certificates representing the ALAHC Stock, free and clear of all Liens, duly endorsed by Trelawney in blank for transfer, together with a duly executed deed of transfer of shares in substantially the form set forth on Exhibit B-1.

3.3.3 The Consolidated Statement of Foreign Capital Investment in Brazil (“Extrato Consolidado de Investimento Externo Direto no Brasil”) in connection with the corresponding Electronic Declaratory Registration (“Registro Declaratório Eletrônico”) - RDE - issued by SISBACEN (“Sistema Eletrônico do Banco Central”) prior to the transfer with BACEN mentioned in Section 3.3.4, indicating that Allpar, in its capacity of foreign investor, owns 1,705,985 common shares representative of 28.38% of the paid-in capital of Alcoa Alumínio in the total amount of U.S.$163,725,371.50, which constitutes a portion of the paid-in capital of

Alcoa Alumínio in the amount of R$197,316,041.62 and the Consolidated Statement of Foreign Capital Investment in Brazil (“Extrato Consolidado de Investimento Externo Direto no Brasil”) in connection with the corresponding Electronic Declaratory Registration (“Registro Declaratório Eletrônico”)—RDE—issued by SISBACEN (“Sistema Eletrônico do Banco Central”) prior to the transfer with BACEN mentioned in Section 3.3.4, indicating that Trelawney, in its capacity of foreign investor, owns 745,014 common shares representative of 12.39% of the paid-in capital of Alcoa Alumínio in the total amounts of U.S.$78,172,116.70, Swiss Francs 4,158,031.86 and Panama Balboa 512,861.55, which constitutes a portion of the paid-in capital of Alcoa Alumínio in the amount of R$86,169.112.53.

3.3.4 The Consolidated Statements of Foreign Capital Investment in Brazil (“Extratos Consolidado de Investimento Externo Direto no Brasil”) in connection with the corresponding Electronic Declaratory Registration (“Registro Declaratório Eletrônico”)—RDE—issued by SISBACEN (“Sistema Eletrônico do Banco Central”) evidencing the transfer on the Closing Date of the registrations with BACEN of the Alcoa Alumínio shares set forth in Section 3.3.3 above to Alcoa, AL and/or their designated U.S. Person Affiliate(s). The Alcoa Group will confirm to the Camargo Group at least five days prior to Closing the names of its designated transferee(s) if such transferee(s) are other than AL.

3.3.5 Executed copies of the Termination of Shareholders Agreement documents substantially in the forms set forth on Exhibits D-1 and D-2 as provided for in Section 3.5.

3.3.6 Written resignations of Fernando Tigre de Barros Rodrigues, Edy Luiz Kogut and Daniel Antonio Biondo Bastos from their respective positions as directors (i.e. members of the council of administration) of Alcoa Alumínio.

3.3.7 Written resignations of Fernando de Arruda Botelho, Carlos Pires Oliveira Dias and Luiz Roberto Ortiz Nascimento from their respective positions as directors and executive council members of ALAHC.

3.3.8 A favorable opinion or opinions of counsel, reasonably satisfactory to the Alcoa Group, as to the matters set forth in Sections 4.2.1, 4.2.3(a) and (c), and 4.2.5 hereof, including, under Section 4.2.3(c), the enforceability in Brazil of Section 7.16.

3.3.9 Such other documents, such as certificate(s) of incumbency and copies of articles of incorporation and by-laws or similar corporate documents, as the Alcoa Group may reasonably request.

3.4 Update of the RDE at SISBACEN. Notwithstanding delivery of the documents set forth in Sections 3.2 and 3.3 above, the Closing shall only be deemed effective and title to the Shares pass to and vest in the Camargo Group upon the Alcoa Group’s receipt at the Closing of the documents set forth in Section 3.3.4 showing foreign registered capital in Alcoa Alumínio in the amounts set forth in Section 3.3.3 above and as represented in Section 4.2.5. The Camargo Group acknowledges that the transfer of foreign investment registrations with BACEN, as described in Sections 3.3.3 and 3.3.4 and as represented in Section 4.2.5, to Alcoa, AL and/or their designated U.S. Person Affiliate(s) is a condition for the Alcoa Group to consummate the transactions contemplated hereby. Accordingly, the Camargo Group shall take all actions required under regulations issued by BACEN to be taken by a foreign investor in order to cause the transfer of foreign investment registrations with BACEN, as described in Sections 3.3.3 and 3.3.4, to Alcoa, AL and/or their designated U.S. Person Affiliate(s). The Alcoa Group shall take and shall cause Alcoa Alumínio to take all actions, along with the Camargo Group, necessary to be taken by a foreign investor and/or by a Brazilian company having foreign shareholders in order to supply all the information that may be required by BACEN with a view of transferring the foreign investment registrations with BACEN, as described in Sections 3.3.3 and 3.3.4, to Alcoa, AL and/or their designated U.S. Person Affiliate(s).

3.5 Termination of Shareholders Agreements. Upon the Closing, the following shareholder agreements shall terminate without liability or claims:

3.5.1 the Shareholders Agreement among Alcoa Brazil Holdings Company, Construções e Comércio Camargo Corrêa S.A., Trelawney and Allpar dated March 28, 1995, as amended, regarding Alcoa Alumínio; and

3.5.2 the ALAHC Shareholders Agreement among Alcoa, Construções e Comércio Camargo Corrêa S.A., Trelawney and ALAHC dated March 15, 1995, as amended, regarding ALAHC.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Alcoa Group. Each member of the Alcoa Group, jointly and severally, represents and warrants to each member of the Camargo Group that:

4.1.1. Organization; Authorization. Each member of the Alcoa Group is duly organized, validly existing and in good standing under the laws of its place of incorporation or organization, and has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each member of the Alcoa Group has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and the Registration Rights Agreement, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been duly executed and delivered by each member of the Alcoa Group and constitute the legal, valid and binding obligations of each member of the Alcoa Group enforceable against such member of the Alcoa Group in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules of law concerning equitable remedies.

4.1.2 Shares. Upon delivery at the Closing in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and non-assessable and will be free and clear of any claim, lien, pledge, option, charge, security interest, encumbrance or any other rights of third parties (“Liens”) other than the Permitted Encumbrances.

4.1.3 No Violation. Neither the execution and delivery by any member of the Alcoa Group of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby will result in: (a) a violation of or a conflict with any provision of the articles of incorporation or bylaws (or other comparable corporate charter documents) of any member of the Alcoa Group; (b) a breach of, or a default (or give rise to any right of termination, cancellation or acceleration) under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which it is a party or by which it is bound; or (c) a violation of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it, excluding in the foregoing clauses (b) and (c) such violations, breaches or defaults which are not reasonably likely to have a Material Adverse Effect. There is no pending or, to the knowledge of any member of the Alcoa Group, threatened proceeding by or before any court, arbitrator or governmental authority against any member of the Alcoa Group which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Registration Rights Agreement, and, to the knowledge of any member of the Alcoa Group, there exists no basis for any such proceeding.

4.1.4 Governmental Consent, etc. Except for obtaining the approval of CADE and except for compliance with the requirements of the Securities Act in connection with the Shelf Registration Statement and compliance with applicable notice requirements of state securities laws, no consent, approval or authorization of, or declaration, filing or registration with, or any action by, any governmental or regulatory authority, whether domestic or foreign, or any other Person, is required to be made or obtained by any member of the Alcoa Group in connection with the execution, delivery and performance by it of this Agreement and the Registration Rights Agreement and, except for the transfer of foreign investment registrations as described in Sections 3.4 and 5.2.5, the consummation of the transactions contemplated hereby or thereby.

4.1.5 Status of AL. AL is a wholly-owned indirect subsidiary of Alcoa.

4.1.6 Capitalization. The authorized capital stock of Alcoa consists of 1,800,000,000 shares of Common Stock, 557,740 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share (“Alcoa Serial Preferred Stock”) and 10,000,000 shares of Class B Serial Preferred stock, par value $1.00 per share (“Alcoa Class B Serial Preferred Stock”). As of June 30, 2003, (i) 846,051,542 shares of Common Stock were issued and outstanding; (ii) 92,469,104 shares of Common Stock were subject to outstanding options issued pursuant to Alcoa’s existing stock incentive plans (the “Alcoa Incentive Plans”), and 105,990,141 shares of Common Stock were reserved for issuance under the Alcoa Incentive Plans; (iii) no shares of Common Stock were reserved for issuance under Alcoa’s employees savings plans or fee continuation plan for non-employee directors; (iv) no shares of Common Stock were reserved for issuance under Alcoa’s incentive compensation plan; (v) 78,552,996 shares of Common Stock were issued and held in the treasury of Alcoa; (vi) 546,024 shares of Alcoa Serial Preferred Stock were issued and outstanding; and (vii) no shares of Alcoa Class B Serial Preferred Stock were issued and outstanding.

4.1.7 Offering of Securities. No member of the Alcoa Group nor any Person acting on their behalf has offered the Shares to, or solicited any offers to buy any of the Shares from, or otherwise approached or negotiated with respect thereto with, any Person or Persons by any form of general solicitation or general advertising or in any other manner as would subject the offering, issuance, delivery or exchange of any of the Shares to the provisions of Section 5 of the Securities Act. No member of the Alcoa Group nor any Person acting on their behalf has taken or will take any action that would subject the offering, issuance, delivery or exchange of any of the Shares to the provisions of Section 5 of the Securities Act. Subject to the accuracy of each of the Camargo Group’s representations and warranties in Section 4.2 of this Agreement, the offer, issuance, delivery and exchange of the Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of any applicable United States state or jurisdiction (other than notice filings required under applicable law).

4.1.8 Alcoa SEC Reports. Alcoa has previously furnished or otherwise made available to the Camargo Group true and complete copies of: (i) Alcoa’s Annual Reports on Form 10-K filed with the SEC for each of the fiscal years ended December 31, 2001 and December 31, 2002; (ii) Alcoa’s Quarterly Reports on Form 10-Q filed with the SEC since January 1, 2002 to the date of this Agreement; (iii) Alcoa’s Current Reports on Form 8-K filed with the SEC since January 1, 2002 to the date of this Agreement; (iv) each definitive proxy statement filed by Alcoa with the SEC since January 1, 2002 to the date of this Agreement; and (v) each final prospectus filed by Alcoa with the SEC since January 1, 2002 to the date of this Agreement, except any final prospectus on Form S-8 relating to employee benefit plans. As of their respective dates, such reports, proxy statements and prospectuses (collectively with any amendments, supplements and exhibits thereto, the “Alcoa SEC Reports”) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2002, Alcoa has timely made all filings required to be made by it with the SEC under the rules and regulations of the SEC.

4.1.9 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Alcoa included in the Alcoa SEC Reports (including any related notes and schedules) filed with the SEC prior to the date of this Agreement fairly present, in all material respects, the financial position of Alcoa and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

4.1.10 Absence of Certain Changes or Events. Except as disclosed in the Alcoa SEC Reports, since the date of Alcoa’s latest financial statements included in the Alcoa SEC Reports, (a) Alcoa has conducted its business in the ordinary course and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or is reasonably likely to have, a Material Adverse Effect.

4.1.11 No Undisclosed Liabilities. Except those which are not reasonably likely to have a Material Adverse Effect, there are no liabilities or obligations of any nature required to be set forth in a consolidated balance sheet of Alcoa under GAAP, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the Alcoa SEC Reports filed prior to the date hereof, and (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of Alcoa’s latest financial statements included in the Alcoa SEC Reports.

4.1.12 Litigation. Except as set forth in the financial statements referred to in Section 4.1.9 or disclosed in the SEC Reports, there is no pending or, to the knowledge of Alcoa, threatened proceeding by or before any court, arbitrator or governmental authority against Alcoa which in the opinion of Alcoa’s counsel is likely to result in a Material Adverse Effect.

4.1.13 Tax Returns. Alcoa and its consolidated subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns required to have been filed by it and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP and except for matters which are not likely to result in a Material Adverse Effect.

4.1.14 Base EBITDA. To the knowledge of Alcoa, the Base EBITDA calculation amounts as determined by the methodology described in Exhibit C were derived from U.S. Dollar financial information prepared from the books and records of Alcoa Alumínio and ALAHC. Such information was prepared in all material respects in accordance with Alcoa’s accounting policies and procedures applied on a consistent basis, which policies and procedures complied in all material respects with GAAP. For the avoidance of doubt, the Base EBITDA calculation amounts in Exhibit C have been agreed by the parties and shall not be adjusted absent proof of intentional material misstatement by Alcoa.

4.1.15 No Finder or Broker. No member of the Alcoa Group has retained any finder or broker in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement.

4.1.16 No Other Representations. The Alcoa Group makes no other representations or warranties other than those expressly set forth herein.

4.2 Representations and Warranties of the Camargo Group. Each member of the Camargo Group, jointly and severally, represents and warrants to each member of the Alcoa Group that:

4.2.1 Organization; Authorization. Each member of the Camargo Group is duly organized, validly existing and in good standing under the laws of its place of incorporation or organization, and has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Camargo Group has taken all corporate action necessary to authorize the execution and delivery by of it of this Agreement and the Registration Rights Agreement, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been duly executed and delivered by each member of the Camargo Group and constitute the legal, valid and binding obligations of each member of the Camargo Group enforceable against such member of the Camargo Group in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rule of laws concerning equitable remedies.

4.2.2 Alcoa Alumínio Stock and ALAHC Stock. The shares in Alcoa Alumínio and ALAHC are owned as stated on Exhibit A. Such shares are and will be transferred to Alcoa, AL and/or their designated U.S. Person Affiliate(s) on the Closing Date free and clear of all Liens, and the shares in Alcoa Alumínio qualified as foreign registered capital with BACEN (other than the Tainted Shares) are and will be transferred to Alcoa, AL and/or their designated U.S. Person Affiliate(s) on the Closing Date together with all rights and interests deriving from the registration granted by BACEN to all such shares qualifying them as a foreign capital investment, including for purposes of dividends, capital interests and repatriation.

4.2.3 No Violation. Neither the execution and delivery by any member of the Camargo Group of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby will result in: (a) a violation of or a conflict with any provision of the articles of incorporation or bylaws (or other comparable corporate charter documents) of any member of the Camargo Group; (b) a breach of, or a default (or give rise to any right of termination, cancellation or acceleration) under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which it is a party or by which it is bound; or (c) a violation by the Camargo Group of any law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it, excluding in the foregoing clauses (b) and (c) such violations, breaches or defaults which are not reasonably likely to have a Material Adverse Effect. There is no pending or, to the knowledge of any member of the Camargo Group, threatened proceeding by or before any court, arbitrator or governmental authority against any member of the Camargo Group which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Registration Rights Agreement, and, to the knowledge of any member of the Camargo Group, there exists no basis for any such proceeding.

4.2.4 Governmental Consent, etc. Except for obtaining the approval of CADE and except for compliance with the requirements of the Securities Act in connection with the Shelf Registration Statement, no consent, approval or authorization of, or declaration, filing or registration with, or any action by, any governmental or regulatory authority, or any other Person, is required to be made or obtained by the Camargo Group in connection with the execution, delivery and performance of this Agreement and, except for the transfer of foreign investment registrations as provided for in Sections 3.4 and 5.2.5, the consummation of the transactions contemplated hereby.

4.2.5 Foreign Registered Capital. The following shares owned by Allpar and Trelawney in Alcoa Alumínio are properly registered with BACEN as a foreign capital investment: (a) 1,705,985 common shares owned by Allpar, representative of 28.38% of the paid-in capital of Alcoa Alumínio, with a value of U.S.$ 163,725,371.50, which constitutes a portion of the paid-in capital of Alcoa Alumínio in the amount of R$197,316,041.62; and (b) 745,014 common shares owned by Trelawney, representative of 12.39% of the paid-in capital of Alcoa Alumínio, with a value of U.S.$78,172,116.70, Swiss Francs 4,158,031.86 and Panama Balboa 512,861.55, which constitutes a portion of the paid-in capital of Alcoa Alumínio in the amount of R$86,169,112.53. All such shares are freely transferable to any third party together with all rights and interests deriving from the registration granted by BACEN to all such shares qualifying them as a foreign capital investment, including for purposes of dividends, capital interests and repatriation. Upon the Closing, the title to the registration of all such shares with BACEN as a foreign capital investment shall be transferred, independent of any authorization granted by BACEN or any other Brazilian authority, to Alcoa, AL and/or their designated U.S. Person Affiliate(s) as the new owner(s) of such shares.

4.2.6 Tainted Shares. In addition to the shares described in Section 4.2.5 above, Allpar owns 37 common shares and Trelawney owns 5,974 common shares representative of the paid-in capital of Alcoa Alumínio, totaling 6,011 shares which are not registered with BACEN as a foreign capital investment (the “Tainted Shares”) and which are included in the total number of shares to be transferred to AL by Allpar and Trelawney, respectively, as described in Section 2.1. The Camargo Group shall cooperate with the Alcoa Group and shall use its best efforts upon the request of the Alcoa Group to prepare and submit to BACEN any application as may be required to obtain the registration of the Tainted Shares as a foreign capital investment.

4.2.7 Status of Allpar and Trelawney. Allpar and Trelawney are both wholly-owned direct or indirect subsidiaries of Camargo Corrêa.

4.2.8 Investment Intent. Each member of the Camargo Group is acquiring the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering in violation of the Securities Act.

4.2.9 Accredited Investor. Each member of the Camargo Group (a) is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, (b) is able to bear the economic risk of the acquisition of the Shares allocated to such member pursuant to the terms of this Agreement, including a complete loss of such member’s investment, and (c) is not an entity formed for the specific purpose of consummating the transactions contemplated by this Agreement.

4.2.10 Access to Information. During the negotiation of the transactions contemplated herein, Alcoa has furnished or otherwise made available to the Camargo Group true and complete copies of the Alcoa SEC Reports and such other information concerning Alcoa as the Camargo Group have deemed necessary in connection with their decision to acquire the Shares.

4.2.11 Due Diligence Investigation. Each member of the Camargo Group has been solely responsible for its own analysis of the merits and risks of the Exchange and the investment in the Shares, and for its own analysis of the fairness and desirability of the terms of the Exchange and such investment. In taking any action or performing any role relative to the arranging of the proposed investment, each member of the Camargo Group has acted solely in its own interest, and neither it nor any of its agents or employees has acted as an agent of Alcoa. Each member of the Camargo Group has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the Exchange and the acquisition of the Shares allocated to such member pursuant to the terms of this Agreement and of protecting its interests in connection therewith.

4.2.12 Unregistered Securities. Each member of the Camargo Group understands that the Shares have not been registered under the Securities Act or the securities laws of any state in the United States and that the Alcoa Group has no present intention of registering the Shares other than as contemplated by Section 2.3 hereof and the Registration Rights Agreement. Each member of the Camargo Group understands that the Shares are being exchanged and delivered to it pursuant to an exemption from registration contained in the Securities Act, based in part upon the representations contained in this Agreement.

4.2.13 No Finder or Broker. No member of the Camargo Group has retained any finder or broker in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement.

4.2.14 No Other Representations. The Camargo Group makes no other representations or warranties other than those expressly set forth herein.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Camargo Group Conditions to Closing. The obligations of the Camargo Group to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Camargo Group) on or prior to the Closing Date of the following conditions:

5.1.1 the representations and warranties of the Alcoa Group contained in Section 4.1 of this Agreement shall be deemed repeated and shall be true and correct in all material respects on and as of the Closing Date;

5.1.2 no statute, rule or regulation shall have been enacted which prohibits or materially restricts the consummation of the transactions contemplated by this Agreement, and no injunction or final judgment prohibiting or restraining the transactions contemplated hereby shall be in effect, and no governmental action shall be threatened or pending which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby;

5.1.3 all obligations of the Alcoa Group to be performed hereunder through and including the Closing Date shall have been performed in all material respects, and all those documents required to be delivered pursuant to Section 3.2 hereof shall have been received; and

5.1.4 all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained. For the avoidance of doubt, the parties agree that the Closing shall not depend on the obtaining of CADE’s approval.

5.2 Alcoa Group Conditions to Closing. The obligations of the Alcoa Group to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by the Alcoa Group, except for Section 5.2.5 which may not be waived) on or prior to the Closing Date of the following conditions:

5.2.1 the representations and warranties of the Camargo Group contained in Section 4.2 of this Agreement shall be deemed repeated and shall be true and correct in all material respects on and as of the Closing Date;

5.2.2 (a) no statute, rule or regulation shall have been enacted which prohibits or materially restricts the consummation of the transactions contemplated by this Agreement, and no injunction or final judgment prohibiting or restraining the transactions contemplated hereby shall be in effect, and no governmental action shall be threatened or pending which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby; and (b) no suit, action or other proceeding seeking to restrain, prohibit or materially restrict the transactions contemplated hereby, or seeking to obtain material damages or other material relief from Alcoa or any of its Affiliates in connection with this Agreement, shall be pending or threatened to be instituted by or on behalf any Person who directly or indirectly is a member of the group of Persons with a direct or indirect ownership interest in any member of the Camargo Group;

5.2.3 all obligations of the Camargo Group to be performed hereunder through and including the Closing Date shall have been performed in all material respects, and all those documents required to be delivered pursuant to Section 3.3 hereof shall have been received;

5.2.4 all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained. For the avoidance of doubt, the parties agree that the Closing shall not depend on the obtaining of CADE’s approval; and

5.2.5 the transfer of foreign investment registrations with BACEN to Alcoa, AL and/or their designated U.S. Person Affiliate(s), as set forth in Section 3.4, shall have been effected. The transfer of foreign investment registrations as provided for in this Section 5.2.5 shall be evidenced by the Consolidated Statements of Foreign Capital Investment in Brazil (“Extratos Consolidados de Investimento Externo Direto no Brasil”) as set forth in Section 3.3.4.

ARTICLE VI

TERMINATION AND SURVIVAL

6.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time before the Closing by notice given in accordance with Section 7.6:

6.1.1 by the mutual written consent of the Camargo Group and the Alcoa Group; or

6.1.2 by either the Camargo Group or the Alcoa Group if the Closing shall not have occurred at or before 11:59 p.m., New York City Time, on December 31, 2003.

6.2 Survival and Indemnity. The representations and warranties of the parties shall survive for a period of five years from the Closing Date, except for those in Sections 4.1.8, 4.1.9, 4.1.10, 4.1.11, 4.1.12, 4.1.13 and 4.1.14 which shall survive for a period of eighteen months from the Closing Date. Each party shall indemnify and hold the others harmless from any breach by it of any of the representations and warranties and covenants and agreements made by such party in this Agreement. This Section 6.2 shall not limit any covenant or agreement set forth in this Agreement that by its terms contemplates performance after the Closing Date, which covenants and agreements shall survive the Closing Date.

ARTICLE VII

MISCELLANEOUS

7.1 Conduct of Alcoa Alumínio and ALAHC. From the date hereof until the termination of the Earn-Out Period, Alcoa agrees to retain Alcoa Alumínio and ALAHC as consolidated subsidiaries, and each member of the Alcoa Group agrees to cause Alcoa Alumínio and ALAHC: (i) to diligently conduct its businesses in good faith; (ii) not to enter into or agree or commit to enter into any transaction with any of its Affiliates on terms other than those that would prevail between unrelated Persons acting on arms-length terms; and (iii) not to make or agree or commit to make any material change in accounting methods, principles or practices other than changes required by reason of a change in GAAP or changes that would not materially affect the EBITDA calculations provided for in Exhibit C.

7.2 Release of Pre-Closing Claims. Each member of the Alcoa Group and each of their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees, hereby remise, release and forever discharge and undertake to hold harmless each member of the Camargo Group and each of their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees, and their respective heirs, executors, administrators, successors and assigns (the “Camargo Released Parties”), from any and all liabilities (including environmental liabilities), whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, relating to, or arising out of the conduct of business by Alcoa Alumínio or ALAHC or the actions or omissions of any Camargo Released Party relating to such businesses, whether or not known as of the Closing Date. Each member of the Camargo Group and each of their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees, hereby remise, release and forever discharge each member of the Alcoa Group, Alcoa Alumínio and ALAHC and each of their respective successors and assigns, and all shareholders, directors, officers, members, agents or employees, and their respective heirs, executors, administrators, successors and assigns (the “Alcoa Released Parties”), from any and all liabilities, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, relating to, or arising out of the conduct of business by Alcoa Alumínio or ALAHC or the actions or omissions of any Alcoa Released Party relating to such businesses, whether or not known as of the Closing Date. The foregoing provisions shall not operate as a release of any claims or liabilities arising out of a breach by a party hereto of any of its covenants or agreements or representations or warranties set forth in this Agreement. Further, the release set forth in the second sentence of this Section shall not operate as a release of or affect the hold harmless covenant set forth in the first sentence of this Section.

7.3 Publicity. Unless required by law (including a requirement that, in the reasonable judgment of Alcoa’s counsel, disclosure should be included in any filing with, or report required by, the SEC), no party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties hereto.

7.4 CADE. The Alcoa Group and the Camargo Group hereby agree to cooperate and use their best efforts to prepare promptly and submit any supplemental application to, and to respond to any requests for additional information from, CADE as may be required and to use their best efforts to obtain the approval by CADE of the transactions contemplated hereby.

7.5 Expenses. Each party will bear its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein.

7.6 Notices. All notices required to be given hereunder shall be in writing and shall be served personally, sent by tested facsimile (with transmission confirmation as evidenced by a completed transmission report generated by the sender’s facsimile machine) or delivered by an international courier to the addresses set forth below:

To the Alcoa Group:	Alcoa Inc. 390 Park Avenue New York, New York, U.S.A. 10022

Attention: Group President – Latin America Facsimile: (212) 836-2816

Attention: Treasurer Facsimile: (212) 836-2823

Attention: General Counsel Facsimile: (212)836-2844

To the Camargo Group:	Camargo Corrêa S.A. Rua Funchal, 160 Sao Paulo, SP Brasil 04551-903

Attention: President Facsimile: 55-11-3849-7837

Attention: Treasurer Facsimile: 55-11-3841-5658

Each such notice shall be effective (a) if delivered by international courier, when delivered to the recipient’s address provided above, or, if such recipient shall have given effective notice hereunder of a new address, when delivered at such new address, (b) if sent by facsimile, when received by the recipient at his address provided above, or, if such recipient shall have given effective notice hereunder of a new address, when received at such new address, or (c) if delivered in person by hand, upon the delivery to the intended recipient.

7.7 Assurances and Cooperation. On and after the Closing Date, the parties will take all appropriate action and execute all documents, instruments or conveyances which may reasonably be necessary or advisable to carry out any of the provisions hereof. Each party shall coordinate and cooperate with each other in supplying such reasonable assistance as may be reasonably requested by the other in connection with the actions contemplated by this Agreement.

7.8 Annual Reviews. Alcoa and Camargo Corrêa will jointly engage an independent audit firm of international reputation, which shall not be the regular auditor of either party unless they agree otherwise, to conduct agreed upon procedures on an annual basis to review the amount, if any, of the Earn-Out Payment and Guaranteed Minimum Payment described on Exhibit C as they relate to periods after January 1, 2003. In connection with the performance of such agreed upon procedures, Alcoa will, and will cause Alcoa Alumínio and ALAHC to, provide such firm with: (a) access to all relevant financial statements of Alcoa Alumínio and ALAHC; (b) responses to such firm’s reasonable requests for clarification or additional relevant information; and (c) the opportunity to meet with Alcoa Alumínio’s chief financial officer. The costs of these annual reviews will be shared equally by Alcoa and Camargo Corrêa. All information disclosed as part of such reviews shall be subject to the confidentiality provisions of Section 7.9.

7.9 Confidentiality. Each member of the Camargo Group will hold, and will ensure that its officers, directors, employees, accountants, counsel, consultants, advisors and agents hold, in confidence and not disclose to any third party, unless compelled to disclose by judicial or administrative process or by other requirements of law, all financial, technical or other confidential information furnished to the Camargo Group by the Alcoa Group in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by a member of the Camargo Group, (ii) in the public domain through no fault of any member of the Camargo Group or (iii) later lawfully acquired by a member of the Camargo Group from sources other than the Alcoa Group who had no duty to hold it as confidential. The Camargo Group may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents who have a need to know such information in connection with the transactions contemplated by this Agreement so long as such persons are informed by the Camargo Group of the confidential nature of such information and are obligated by the Camargo Group to treat such information confidentially and in any arbitral or judicial proceeding pursuant to Section 7.17. Notwithstanding the foregoing, the Camargo Group may disclose the tax treatment and tax structure of the transactions contemplated by this Agreement (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information). Moreover, notwithstanding any other provision of this Agreement, there shall be no limitation on the Camargo Group’s ability to consult any tax adviser, whether or not independent from Camargo Group or its Affiliates, regarding the tax treatment or tax structure of the transactions contemplated by this Agreement. The Camargo Group shall be responsible for any failure to treat such information confidentially by such Persons and their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents.

7.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Alcoa Group or the Camargo Group without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that the Camargo Group may assign the right to receive any Earn-Out Payment(s) and any Guaranteed Minimum Payment to its Affiliates provided the Camargo Group remains liable for its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and assigns, and no other person has any right, benefit or obligation hereunder.

7.11 Waiver. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

7.12 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.13 Counterparts. This Agreement may be executed in two or more counterparts in English, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.14 Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition or provision of this Agreement shall be enforceable to the fullest extent permitted by law.

7.15 No Drafting Presumption. The parties acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

7.16 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties interpreted in accordance with the laws of the State of New York, excluding those related to choice or conflicts of law.

7.17 Dispute Resolution. In an effort to resolve informally and amicably any dispute or controversy which might arise between the parties with respect to this Agreement, without first resorting to any third party or tribunal for resolution, the parties shall first endeavor to resolve the matter through direct discussions and negotiations. If the matter cannot be settled, it shall be referred by each party to a responsible officer of each Alcoa and Camargo Corrêa. If the two officers are unable to resolve the matter within 30 days of its referral, the matter will be referred to the Chief Executive Officers of Alcoa and Camargo Corrêa. If settlement is not thereafter reached through their efforts within an additional 30 days, or such longer time period as they may agree, then either party may initiate arbitration proceedings to resolve the matter. Any such dispute, controversy or claim in connection with this Agreement, including its validity, interpretation, application, scope, enforceability, performance, breach and termination, shall be resolved exclusively and finally by arbitration, to the exclusion of the courts. Notice of arbitration shall be deemed proper if made in accordance with Section 7.6 of this Agreement. If the parties fail to agree in writing on the place where the arbitration is to be conducted, such arbitration shall be held in New York, New York, United States of America. Arbitration shall be conducted in English, pursuant to International Chamber of Commerce (“ICC”) Arbitration Rules in force at the time of the arbitration, by a panel of three arbitrators who are fluent in the English language and who are skilled in the legal and business aspects of the subject matter of this Agreement. The arbitrators shall be appointed in accordance with ICC Rules. Any monetary award made pursuant to such arbitration shall be calculated and paid exclusively in Dollars. Judgment upon the award rendered may be entered in any court having jurisdiction, or an application may be made to any court for a judicial acceptance of the award and an order of enforcement, as the case may be. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Federal court of the United States of America sitting in New York City and any appellate court from thereof for recognition or enforcement of any such judgment. Each party hereby irrevocably and unconditionally waives any objection (including any defense of inconvenient forum) which it may now or hereafter have to the laying of such venue, and each party irrevocably consents to service of process in the manner provided for notices in Section 7.6.

7.18 Entire Agreement and Modifications. This Agreement, together with the Exhibits hereto (including the Registration Rights Agreement), constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Agreement in Principle), understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

7.19 Nature of Obligations. The covenants, agreements, undertakings and obligations herein of Alcoa and AL are joint and several. The covenants, agreements, undertakings and obligations herein of Camargo Corrêa, Allpar and Trelawney are joint and several.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their duly authorized representative, as of the day and year first above written.

CAMARGO CORRÊA S.A.	ALCOA INC.

By	By

ALLPAR LIMITED	ALCOA LUXEMBOURG S.À.R.L.

By	By

TRELAWNEY INC.

By

Exhibit A

Name of holder of Alcoa Alumínio Stock	Number of shares	Approximate % of total
ALLPAR Limited	1,706,022	28.38598%
Trelawney Inc.	750,988	12.49543%
Carlos Pires Oliveira Dias	28	0.00047%
Fernando de Arruda Botelho	28	0.00047%
Luiz Roberto Ortiz Nascimento	28	0.00047%
Fernando Tigre de Barros Rodrigues	1	0.00002%
Daniel Antonio Biondo Bastos	1	0.00002%
Edy Luiz Kogut	1	0.00002%

Name of holder of ALAHC Stock	Number of shares	Approximate % of total
Trelawney Inc.	363,992	40.93%

Exhibit B-1

Form of Transfer Document

DEED OF TRANSFER OF STOCK

This DEED OF TRANSFER OF SHARES (this “Deed”) is made as of this      day of             , 2003, by TRELAWNEY INC., a corporation duly organized and existing under the laws of The Bahamas (“Transferor”), in favor of ALCOA INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, U.S.A. (“Transferee”).

WHEREAS, Transferor is the owner of 363,992 common shares (the “ALAHC Stock”) of ALCOA LATIN AMERICAN HOLDINGS CORPORATION, a corporation duly organized and existing under the laws of the British Virgin Islands; and

WHEREAS, Transferor, in return for good and valuable consideration, the receipt of which it hereby acknowledges, desires to transfer the ALAHC Stock to Transferee.

NOW THEREFORE, intending to be legally bound, the parties agree as follows:

Transferor hereby transfers to Transferee and Transferee hereby accepts ownership of the ALAHC Stock effective as of the date first stated above.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Deed of Transfer of Shares as of the date and year first above written.

TRELAWNEY INC.	ALCOA INC.

By	By

Exhibit B-2

Form of Power of Attorney

POWER OF ATTORNEY

[Name of Grantor], a [Description of Grantor] (“Grantor”), [by its undersigned legal representative,] hereby appoints and constitutes, as its sufficient and legitimate attorney-in-fact,                             [FULL NAME AND QUALIFICATION, INCLUDING ADDRESS, CITY, COUNTRY AND TAX ROLL NO. (CPF)] (the “Grantee”), to whom it grants special powers in order to, [jointly or separately,] on behalf and in the name of Grantor, (i) transfer to Alcoa Luxembourg, S.à.r.l., a private limited liability company organized and existing under the laws of Luxembourg, enrolled with the Brazilian tax authorities (CNPJ/MF) under number 05.731.008/0001-41 (“AL”),                      nominative common shares, with all their attendant rights, which Grantor holds in the corporate capital of the Brazilian corporation Alcoa Alumínio S.A. (“Alcoa Alumínio”) and which are part of the group of shares of common stock of Alcoa Alumínio, defined as the “Alcoa Alumínio Stock” in the Principal Agreement by and among Alcoa Inc., Alcoa Luxembourg S.à.r.l., Camargo Corrêa S.A., Allpar Limited, and Trelawney Inc. dated July     , 2003 (the “Agreement”), to be exchanged in accordance with the terms and conditions of the Agreement; (ii) sign the statement of transfer of the shares listed in item (i) above in the Alcoa Alumínio’s Book of Transfer of Nominative Shares, showing Grantor as the assignor and AL as the assignee of such shares thereby transferred, in compliance with Article 31, § 1, of the Brazilian Law of Corporations.

This mandate shall be valid and effective until December 31, 2003.

[PLACE AND DATE]

              Grantor:

By:
[FULL NAME AND TITLE]

Exhibit C

EARN-OUT PAYMENTS AND GUARANTEED MINIMUM PAYMENT

A. EARN-OUT PAYMENTS

This is Exhibit C to the Principal Agreement dated July 25, 2003 (the “Agreement”) among Alcoa Inc., Alcoa Luxembourg S.à.r.l., Camargo Corrêa S.A., ALLPAR Limited and Trelawney Inc. Capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement.

The Camargo Group will be entitled to receive Earn-Out Payments (defined below), if the conditions set forth herein are met. Earn-Out Payments will be calculated on the basis of growth in Alcoa Alumínio’s and ALAHC’s (the “Subsidiaries”) five-year average annual EBITDA (defined below) from an agreed base EBITDA of U.S.$182 million.

The right to receive Earn-Out Payments and the Guaranteed Minimum Payment is not conditioned or contingent on the Camargo Group retaining an interest in the Shares.

Each Earn-Out Payment will be made in cash by Alcoa (as a U.S. Person) or by its designated Affiliate (provided that such Affiliate is a U.S. Person) to Trelawney and Allpar, in the same proportion as they receive Shares of Alcoa Common Stock on the Closing Date (i.e. 42% to Trelawney and 58% to Allpar). However, notwithstanding that an Earn-Out Payment, if the conditions set forth herein are met, is made in cash, any subsequent calculation of Capital Gain Offset (defined below) or notional dividends per share (see the Guaranteed Minimum Payment section below) will be made as if such Earn-Out Payment had been made in additional shares of Alcoa Common Stock (see below for calculations). The Earn-Out Payment period (the “Earn-Out Period”) will be five fiscal years beginning with the fiscal year ended December 31, 2003 and will be based on the calculation periods described herein. Each Earn-Out Payment will be made, if the conditions set forth herein are met, annually by June 30 of the year subsequent to the year in respect of which the payment is made, beginning June 30, 2004.

Based upon the parties’ understanding of current U.S. tax law, each Earn-Out Payment made by Alcoa to Trelawney and Allpar is not subject to deduction for any tax or withholding. In the event that U.S. tax law changes, the parties agree that taxes or withholdings will be properly withheld from future payments if required by applicable U.S. tax law. Additionally, for any Earn-Out Payment made by a U.S. Person, the parties agree to treat the amount of interest imputed with respect to such payment pursuant to Section 483 of the Internal Revenue Code of 1986, as amended, (“IRC”) as “portfolio interest” within the meaning of Section 871(h) of the IRC. In this regard, it is agreed that in no event will the right to receive Earn-Out Payment(s) be assigned or transferred to a U.S. Person. It is further agreed that all payments which may contain imputed interest are payable outside the U.S. Any U.S. Person who holds this obligation for Earn-Out Payment(s) will be subject to limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code of 1986. In the event that the Alcoa Group or its Affiliates are assessed for the withholding taxes by the tax authorities, and all administrative appeals are exhausted in good faith (provided that the Alcoa Group shall not be obligated to pursue litigation), the Camargo Group agrees to reimburse the Alcoa Group and its Affiliates for any past withholding taxes paid to the U.S. tax authorities by the Alcoa Group or its Affiliates.

In establishing the value of U.S. $410 million as forth in Section 2.1 of the Agreement, the parties have agreed that the Subsidiaries’ five-year average annual EBITDA for the period January 1, 1998 through December 31, 2002 is U.S.$182 million (the “Base EBITDA”) and is based on the following annual EBITDA figures, which shall be used as necessary in the subsequent annual five-year average EBITDA calculations described below: U.S. $134 million for the period January 1, 1998 through December 31, 1998; U.S.$155 million for the period January 1, 1999 through December 31, 1999; U.S.$233 million for the period January 1, 2000 through December 31, 2000; U.S.$206 million for the period January 1, 2001 through December 31, 2001; and U.S.$182 million for the period January 1, 2002 through December 31, 2002. The same methodology and definition (as set forth below) used in determining EBITDA for Base EBITDA purposes will be used in determining EBITDA for periods after January 1, 2003, provided that:

1. The results of any new business that is acquired or established by the Subsidiaries on or after January 1, 2003 and the results of any major investment made by the Subsidiaries on or after January 1, 2003 will be disregarded in determining EBITDA. For example, if either of the Subsidiaries makes any material acquisition or investment after January 1, 2003 and before the end of the Earn-Out Period, neither the financial results (including, without limitation, the revenues, liabilities and expenses of the acquired business) nor any debt or other liability incurred to finance such acquisition or investment shall be included in any annual EBITDA calculation. Examples of “new businesses” or “major investments” for purposes of this paragraph include: (a) entering a new line of business; and (b) material expansions of capacity (e.g., an additional line at a smelter, investing in cold-finish rod and bar equipment and facilities, significant investments in hydroelectric facilities, etc.). For clarification, the 27.23% investment in the hydroelectric facility at Machadinho and the 31.57% investment in the hydroelectric facility at Barra Grande will be included in the calculations of EBITDA.

2. If any business that had been part of the Base EBITDA calculation is sold on or after January 1, 2003, the gain or loss related to the sale of such business will not be taken into consideration in the annual EBITDA calculation, but the Alcoa Group will pay to Trelawney and Allpar (42% to Trelawney and 58% to Allpar), in cash in the currency received by the Subsidiaries in such sale, an amount equal to 40.9% (representing the Camargo Group’s ownership interest in the Subsidiaries prior to the Closing) of the excess by which the sales price received for such business exceeded 6.5 times (the agreed earnings multiple) the EBITDA of such business for the average of the last five fiscal years prior to such sale, payable within 30 days after the later of the Closing Date and the date of such sale.

As used herein, EBITDA is defined and calculated as follows:

		1998	1999	2000	2001	2002
	Total revenue	1077.8	891.1	1057.5	929.8	825.1
Minus	Total cost of goods sold	972.5	744.5	825.6	726.9	635.8
Minus	General administrative and selling expense	68.7	64.5	66.3	55.2	51.7
Minus	Research and development expense	1.2	1.9	1.9	3.9	3.3

Resulting in the subtotal:	Net margin	35.4	80.3	163.7	143.9	134.3
Plus (for Equity income) or

Minus (for Equity loss)	Equity income/(Equity loss)	6.3	(4.8)	3.1	2.0	1.3
Plus	Depreciation (including amortization)	92.3	79.8	66.6	60.0	46.7

Resulting in total:	EBITDA	134.0	155.3	233.4	205.9	182.4

The EBITDA calculation amounts will be derived from U.S. Dollar financial information prepared from the books and records of Alcoa Alumínio and ALAHC. Such information will be prepared in accordance with Alcoa’s accounting policies and procedures applied on a consistent basis, which policies and procedures shall comply in all material respects with the accounting policies and procedures used in determining Base EBITDA. For clarification, results of operations held for sale but not yet sold (discontinued operations) are part of the EBITDA calculations, but items classified in the non-operating income/expense categories of Alcoa’s chart of accounts (e.g., other income/expense, foreign exchange and derivative gains/losses, special items and gains/losses on investments) other than equity income (as specified in the chart above) are not part of the EBITDA calculations. All calculations shall be in U.S. Dollars. Annual reviews of calculations as they relate to periods after January 1, 2003 shall be as provided in Section 7.8 of the Agreement.

To determine the notional number of shares that represent an Earn-Out Payment for these calculations (the Notional Earn-Out Shares, as defined below), the amount of the Earn-Out Payment will be divided by the average closing price of Alcoa Common Stock on the New York Stock Exchange (as reported by Bloomberg Financial Markets, or, if not reported thereby, by another authoritative source as may be agreed by the parties in writing) for the three calendar month period from March 1 through May 31 immediately preceding such Earn-Out Payment. Specifically, as used herein:

Year 1 Average Closing Price	means the average closing price of Alcoa common stock on the New York Stock Exchange for the three calendar month period from March 1, 2004 through May 31, 2004.

Year 2 Average Closing Price	means the average closing price of Alcoa common stock on the New York Stock Exchange for the three calendar month period from March 1, 2005 through May 31, 2005.

Year 3 Average Closing Price	means the average closing price of Alcoa common stock on the New York Stock Exchange for the three calendar month period from March 1, 2006 through May 31, 2006.

Year 4 Average Closing Price	means the average closing price of Alcoa common stock on the New York Stock Exchange for the three calendar month period from March 1, 2007 through May 31, 2007.

Year 5 Average Closing Price	means the average closing price of Alcoa common stock on the New York Stock Exchange for the three calendar month period from March 1, 2008 through May 31, 2008.

Year 1 Notional Earn-Out Shares	means the number of shares calculated by dividing the Year 1 Earn-Out Payment (defined below) by the greater of: the Year 1 Average Closing Price; or $19.00.

Year 2 Notional Earn-Out Shares	means the number of shares calculated by dividing the Year 2 Earn-Out Payment (defined below) by the greater of: the Year 2 Average Closing Price; or $19.00.

Year 3 Notional Earn-Out Shares	means the number of shares calculated by dividing the Year 3 Earn-Out Payment (defined below) by the greater of : the Year 3 Average Closing Price; or $19.00.

Year 4 Notional Earn-Out Shares	means the number of shares calculated by dividing the Year 4 Earn-Out Payment (defined below) by the greater of: the Year 4 Average Closing Price; or $19.00.

1. Annual Five-Year Average EBITDA Calculation.

At the end of each fiscal year, the Alcoa Group will calculate the Subsidiaries’ average annual EBITDA for the five years then ended. This average will be compared to the Base EBITDA of U.S.$182 million.

2. Earn-Out Opportunity

If the difference between the latest average annual five-year EBITDA amount and the Base EBITDA of U.S.$182 million is a positive amount, such difference will be multiplied by 6.5 (the agreed earnings multiple) and the resulting product will be further multiplied by 40.9% (representing the Camargo Group’s ownership interest in the Subsidiaries prior to the Closing) to obtain the Earn-Out Opportunity. The Earn-Out Opportunity for each year is capped at U.S.$235 million. Any amount over U.S.$235 million is disregarded for purposes of any further calculation. As used herein:

Year 1 Earn-Out Opportunity	means the calculation described above based on the average annual five-year EBITDA amount for the period January 1, 1999 through December 31, 2003.

Year 2 Earn-Out Opportunity	means the calculation described above based on the average annual five-year EBITDA amount for the period January 1, 2000 through December 31, 2004.

Year 3 Earn-Out Opportunity	means the calculation described above based on the average annual five-year EBITDA amount for the period January 1, 2001 through December 31, 2005.

Year 4 Earn-Out Opportunity	means the calculation described above based on the average annual five-year EBITDA amount for the period January 1, 2002 through December 31, 2006.

Year 5 Earn-Out Opportunity	means the calculation described above based on the average annual five-year EBITDA amount for the period January 1, 2003 through December 31, 2007.

3. Capital Gain Offset

As used herein, the “Closing Date Shares” means the 17,773,540 Shares of Alcoa Common Stock exchanged on the Closing Date.

3(a) Capital Gain Offset for Closing Date Shares

Capital Gain Offset for Closing Date Shares is a notional calculation of the following factors: (a) the positive difference (if any) by which the average closing price of Alcoa Common Stock on the New York Stock Exchange (as reported by Bloomberg Financial Markets, or, if not reported thereby, by another authoritative source as may be agreed by the parties in writing) for the three calendar month period from March 1 through May 31 of each year beginning March 1, 2004, exceeds $23.068 (i.e. the average price per share used to calculate the number of Shares exchanged on the Closing Date); (b) multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares). As used herein:

Year 1 Capital Gain Offset for Closing Date Shares	means (a) the positive difference (if any) by which the Year 1 Average Closing Price exceeds $23.068, (b) multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares).

Year 2 Capital Gain Offset for Closing Date Shares	means (a) the positive difference (if any) by which the Year 2 Average Closing Price exceeds $23.068, (b) multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares).

Year 3 Capital Gain Offset for Closing Date Shares	means (a) the positive difference (if any) by which the Year 3 Average Closing Price exceeds $23.068, (b) multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares).

Year 4 Capital Gain Offset for Closing Date Shares	means (a) the positive difference (if any) by which the Year 4 Average Closing Price exceeds $23.068, (b) multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares).

Year 5 Capital Gain Offset for Closing Date Shares	means (a) the positive difference (if any) by which the Year 5 Average Closing Price exceeds $23.068, (b) multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares).

3(b) Capital Gain Offset for Notional Earn-Out Shares

A similar calculation applies to notional shares representing Earn-Out Payments. As used herein:

Year 1 Capital Gain Offset for Notional Earn-Out Shares	is 0.

Year 2 Capital Gain Offset for Notional Earn-Out Shares	means (a) the positive difference (if any) by which the Year 2 Average Closing Price exceeds the Year 1 Average Closing Price, (b) multiplied by 20% of the Year 1 Notional Earn-Out Shares.

Year 3 Capital Gain Offset for Notional Earn-Out Shares

means the sum of:

(i) (a) the positive difference (if any) by which the Year 3 Average Closing Price exceeds the Year 2 Average Closing Price, (b) multiplied by 20% of the Year 2 Notional Earn-Out Shares; plus

(ii) (a) the positive difference (if any) by which the Year 3 Average Closing Price exceeds the Year 1 Average Closing Price, (b) multiplied by 20% of the Year 1 Notional Earn-Out Shares.

Year 4 Capital Gain Offset for Notional Earn-Out Shares

means the sum of:

(i) (a) the positive difference (if any) by which the Year 4 Average Closing Price exceeds the Year 3 Average Closing Price, (b) multiplied by 20% of the Year 3 Notional Earn-Out Shares; plus

(ii) (a) the positive difference (if any) by which the Year 4 Average Closing Price exceeds the Year 2 Average Closing Price, (b) multiplied by 20% of the Year 2 Notional Earn-Out Shares; plus

(iii) (a) the positive difference (if any) by which the Year 4 Average Closing Price exceeds the Year 1 Average Closing Price, (b) multiplied by 20% of the Year 1 Notional Earn-Out Shares.

Year 5 Capital Gain Offset for Notional Earn-Out Shares	means the sum of: (i) (a) the positive difference (if any) by which the Year 5 Average Closing Price exceeds the Year 4 Average Closing

Price, (b) multiplied by 20% of the Year 4 Notional Earn-Out Shares; plus

(ii) (a) the positive difference (if any) by which the Year 5 Average Closing Price exceeds the Year 3 Average Closing Price, (b) multiplied by 20% of the Year 3 Notional Earn-Out Shares; plus

(iii) (a) the positive difference (if any) by which the Year 5 Average Closing Price exceeds the Year 2 Average Closing Price, (b) multiplied by 20% of the Year 2 Notional Earn-Out Shares; plus

(iv) (a) the positive difference (if any) by which the Year 5 Average Closing Price exceeds the Year 1 Average Closing Price, (b) multiplied by 20% of the Year 1 Notional Earn-Out Shares.

3(c) Total Capital Gain Offset

Thus, for each year, the Total Capital Gain Offset is the sum of that year’s Capital Gain Offset for Closing Date Shares and that year’s Capital Gain Offset for Notional Earn-Out Shares. As used herein:

Year 1 Total Capital Gain Offset	means the sum of: the Year 1 Capital Gain Offset for Closing Date Shares and the Year 1 Capital Gain Offset for Notional Earn-Out Shares.

Year 2 Total Capital Gain Offset	means the sum of: the Year 2 Capital Gain Offset for Closing Date Shares and the Year 2 Capital Gain Offset for Notional Earn-Out Shares.

Year 3 Total Capital Gain Offset	means the sum of: the Year 3 Capital Gain Offset for Closing Date Shares and the Year 3 Capital Gain Offset for Notional Earn-Out Shares.

Year 4 Total Capital Gain Offset	means the sum of: the Year 4 Capital Gain Offset for Closing Date Shares and the Year 4 Capital Gain Offset for Notional Earn-Out Shares.

Year 5 Total Capital Gain Offset	means the sum of: the Year 5 Capital Gain Offset for Closing Date Shares and the Year 5 Capital Gain Offset for Notional Earn-Out Shares.

4. Earn-Out Payments

Earn-Out Payments will be calculated and defined as follows:

Year 1 Earn-Out Payment	means the positive difference (if any) between (i) 20% of the Year 1 Earn-Out Opportunity, minus (ii) the Year 1 Total Capital Gain Offset.

Year 2 Earn-Out Payment

means the positive difference (if any) between

(i) 40% of the Year 2 Earn-Out Opportunity, minus

(ii) the sum of (a) the Year 2 Total Capital Gain Offset, (b) the Year 1 Total Capital Gain Offset, and (c) any Year 1 Earn-Out Payment.

Year 3 Earn-Out Payment

means the positive difference (if any) between

(i) 60% of the Year 3 Earn-Out Opportunity, minus

(ii) the sum of (a) the Year 3 Total Capital Gain Offset, (b) the Year 2 Total Capital Gain Offset, (c) the Year 1 Capital Gain Offset, (d) any Year 2 Earn-Out Payment, and (e) any Year 1 Earn-Out Payment.

Year 4 Earn-Out Payment	means the positive difference (if any) between (i) 80% of the Year 4 Earn-Out Opportunity, minus

(ii) the sum of (a) the Year 4 Total Capital Gain Offset, (b) the Year 3 Total Capital Gain Offset, (c) the Year 2 Total Capital Gain Offset, (d) the Year 1 Capital Gain Offset, (e) any Year 3 Earn-Out Payment, (f) any Year 2 Earn-Out Payment, and (g) any Year 1 Earn-Out Payment.

Year 5 Earn-Out Payment

means the positive difference (if any) between

(i) 100% of the Year 5 Earn-Out Opportunity, minus

(ii) the sum of (a) the Year 5 Total Capital Gain Offset, (b) the Year 4 Total Capital Gain Offset, (c) the Year 3 Total Capital Gain Offset, (d) the Year 2 Total Capital Gain Offset, (e) the Year 1 Capital Gain Offset, (f) any Year 4 Earn-Out Payment, (g) any Year 3 Earn-Out Payment, (h) any Year 2 Earn-Out Payment, and (i) any Year 1 Earn-Out Payment.

The cumulative amount of the Year 1, Year 2, Year 3, Year 4 and Year 5 Earn-Out Payments may not exceed U.S.$235 million.

B. GUARANTEED MINIMUM PAYMENT

Except in the case of the occurrence of a Share Price Event (as hereafter defined), the Alcoa Group will make a payment to Trelawney and Allpar (in the proportion 42% and 58%, respectively), in cash, promptly after the end of the five-year Earn-Out Payment period (i.e. on or prior to June 30, 2008) of the positive difference (if any) between (i) U.S.$550 million, minus (ii) the sum of the following:

•	U.S.$410 million;

•	The aggregate amount of the Year 1 Total Capital Gain Offset, the Year 2 Total Capital Gain Offset, the Year 3 Total Capital Gain Offset, the Year 4 Total Capital Gain Offset and the Year 5 Total Capital Gain Offset;

•	The aggregate amount of any Year 1 Earn-Out Payment, any Year 2 Earn-Out Payment, any Year 3 Earn-Out Payment, any Year 4 Earn-Out Payment and any Year 5 Earn-Out Payment;

•	The Total Notional Dividends on the Closing Date Shares (defined below); and

•	The Total Notional Dividends on Notional Earn-Out Shares (defined below).

As used herein, the following terms shall have the following meanings:

Year 1 Alcoa Dividends Per Share	means the amount of dividends declared per share of Alcoa Common Stock for the period from May 5, 2003 through May 4, 2004.

Year 2 Alcoa Dividends Per Share	means the amount of dividends declared per share of Alcoa Common Stock for the period from May 5, 2004 through May 4, 2005.

Year 3 Alcoa Dividends Per Share	means the amount of dividends declared per share of Alcoa Common Stock for the period from May 5, 2005 through May 4, 2006.

Year 4 Alcoa Dividends Per Share	means the amount of dividends declared per share of Alcoa Common Stock for the period from May 5, 2006 through May 4, 2007.

Year 5 Alcoa Dividends Per Share	means the amount of dividends declared per share of Alcoa Common Stock for the period from May 5, 2007 through May 4, 2008.

Total Notional Dividends on the Closing Date Shares means

the sum of:

(i) the Year 1 Alcoa Dividends Per Share, multiplied by 17,773,540 (i.e. 100% of the Closing Date Shares); plus

(ii) the Year 2 Alcoa Dividends Per Share, multiplied by 14,218,832 (i.e. 80% of the Closing Date Shares); plus

(iii) the Year 3 Alcoa Dividends Per Share, multiplied by 10,664,124 (i.e. 60% of the Closing Date Shares); plus

(iv) the Year 4 Alcoa Dividends Per Share, multiplied by 7,109,416 (i.e. 40% of the Closing Date Shares); plus

(v) the Year 5 Alcoa Dividends Per Share, multiplied by 3,554,708 (i.e. 20% of the Closing Date Shares).

Total Notional Dividends on Notional Earn-Out Shares means

the sum of:

(i) the Year 2 Alcoa Dividends Per Share, multiplied by 100% of the Year 1 Notional Earn-Out Shares; plus

(ii) the Year 3 Alcoa Dividends Per Share, multiplied by the sum of (a) 80% of the Year 1 Notional Earn-Out Shares and (b) 100% of the Year 2 Notional Earn-Out Shares; plus

(iii) the Year 4 Alcoa Dividends Per Share, multiplied by the sum of (a) 60% of the Year 1 Notional Earn-Out Shares, (b) 80% of the Year 2 Notional Earn-Out Shares and (c) 100% of the Year 3 Notional Earn-Out Shares; plus

(iv) the Year 5 Alcoa Dividends Per Share, multiplied by the sum of (a) 40% of the Year 1 Notional Earn-Out Shares, (b) 60% of the Year 2 Notional Earn-Out Shares, (c) 80% of the Year 3 Notional Earn-Out Shares and (d) 100% of the Year 4 Notional Earn-Out Shares.

A Share Price Event is deemed to have occurred whenever the simple arithmetic average of each day’s closing price per share of Alcoa Common Stock on the New York Stock Exchange (as reported by Bloomberg Financial Markets, or, if not reported thereby, by another authoritative source as may be agreed by the parties in writing) determined for any period of 30 consecutive Trading Days during the five-year period from May 5, 2003 through May 4, 2008 exceeds U.S.$32 per share (the Threshold Share Price). For purposes of the calculation in the previous sentence, from the Closing Date until the second anniversary thereof, if: (a) Camargo Corrêa delivers a Proposed Sale Notice to Alcoa pursuant to Section 2.4.2 of the Agreement; (b) the Camargo Group and its Affiliates are prevented from selling the Shares described in such Proposed Sale Notice under the Shelf Registration Statement because the Shelf Registration Statement is not effective or a Delay Period is in effect; (c) such Shares cannot, based upon written advice of counsel to Camargo Corrêa reasonably acceptable to Alcoa, be sold by the Camargo Group and its Affiliates under Rule 144 without violating the confidentiality agreement set forth in Section 7.9 of the Agreement or in Section 4.2(g)(3) of the Registration Rights Agreement; (d) Camargo Corrêa does not rescind such Proposed Sale Notice pursuant to Section 2.7 of the Agreement; and (e) no sale of such Shares to Alcoa or its Affiliates (or to a third party arranged by Alcoa after public disclosure of Confidential Information) is consummated under Section 2.4.2 or 2.7 of the Agreement, then the Trading Day next succeeding the Trading Day on which such Proposed Sale Notice was effective shall be excluded from the period of 30 consecutive Trading Days described in the preceding sentence. For the avoidance of doubt, the period of 30 consecutive Trading Days for the purposes of such calculation shall include Trading Days (other than excluded Trading Days) before and after the excluded Trading Day. Alcoa will give written notice to the Camargo Group of its determination that a Share Price Event has occurred.

If applicable, the number of shares and per share prices used in the above calculations (e.g., the Threshold Share Price) will be adjusted in accordance with Section 2.6 of the Agreement. For illustrative purposes only, examples of the above calculations are attached hereto as Exhibit C-1.

Exhibit C-1

CALCULATION EXAMPLES OF EARN-OUT PAYMENTS AND GUARANTEED

MINIMUM PAYMENT

Example 1 Hypothetical Scenario:

•	Earn-Out Payments are made.

•	The Earn-Out Opportunity cap is not reached.

•	No Guaranteed Minimum Payment is made.

			1998	1999	2000	2001	2002
	Historical EBITDA		134	155	233	206	182

		Base	Year 1	Year 2	Year 3	Year 4	Year 5	Total
1	EBITDA
	Annual EBITDA		202	218	236	254	275
	Annual five-year average EBITDA	182	196	208	209	218	237
	EBITDA difference for Earn-Out Opportunity calculation		14	26	27	36	55

2	Earn-Out Opportunity calculation
	For 100% share		88.4	170.5	173.9	236.9	357.6
	For Camargo Group’s 40.9% share		36.2	69.7	71.1	96.9	146.2
	For Camargo Group’s share after US$235m cap		36.2	69.7	71.1	96.9	146.2

	Portion of Earn-Out Opportunity used in calculations (%)		20%	40%	60%	80%	100%

4	Earn-Out Payment
	Earn-Out Opportunity used in calculation		7.2	27.9	42.7	77.5	146.2
	Total Capital Gain Offset		4.1	8.4	13.1	18.0	23.4
	Cumulative prior-year Total Capital Gain Offsets		—	4.1	12.5	25.6	43.7
	Cumulative prior-year Earn-Out Payments		—	3.1	15.4	17.0	33.8
	Earn-Out Payment		3.1	12.2	1.7	16.8	45.4

	Value Received by Camargo Group
	Value of Closing Date Shares	410.0						410.0
	Earn-Out Payments		3.1	12.2	1.7	16.8	45.4	79.2
	Total Capital Gain Offsets		4.1	8.4	13.1	18.0	23.4	67.1
	Total Notional Dividends		10.7	8.6	6.7	4.6	2.7	33.3
	Guaranteed Minimum Payment							—

	Cumulative Total	410.0	427.9	457.2	478.7	518.1	589.6	589.6

Note: All amounts in US$ million unless otherwise stated.

   Numbers on the left are references to paragraphs in Exhibit C.

Example 1 (continued):

		Base	Year 1	Year 2	Year 3	Year 4	Year 5
3	Capital Gain Offset Calculation

	Price of Alcoa Common Stock (US$/share)
	Price used to calculate Closing Date Shares	$23.068
	Average Closing Price		$24.22	$25.43	$26.70	$28.04	$29.44

	Number of shares used for Capital Gain Offset calculations (million shares)
3(a)	Closing Date Shares	17.77
3(b)	Notional Earn-Out Shares		0.13	0.48	0.06	0.60	1.54
	Cumulative Total	17.77	17.90	18.38	18.45	19.05	20.59

	Imputed sale of shares (million shares)
3(a)	Closing Date Shares		3.55	3.55	3.55	3.55	3.55
3(b)	Year 1 Notional Earn-Out Shares			0.03	0.03	0.03	0.03
3(b)	Year 2 Notional Earn-Out Shares				0.10	0.10	0.10
3(b)	Year 3 Notional Earn-Out Shares					0.01	0.01
3(b)	Year 4 Notional Earn-Out Shares						0.12

	Capital Gain Offset
3(a)	Closing Date Shares		4.10	8.41	12.93	17.67	22.66
3(b)	Year 1 Notional Earn-Out Shares			0.03	0.06	0.10	0.13
3(b)	Year 2 Notional Earn-Out Shares				0.12	0.25	0.39
3(b)	Year 3 Notional Earn-Out Shares					0.02	0.03
3(b)	Year 4 Notional Earn-Out Shares						0.17
3(c)	Total Capital Gain Offset		4.10	8.44	13.11	18.04	23.38

	Notional Dividends Calculation

	Alcoa Dividends Per Share (US$/share)		$0.60	$0.60	$0.60	$0.60	$0.60

	Imputed shareholding for Notional Dividend calculations (million shares)
	Closing Date Shares		17.77	14.22	10.66	7.11	3.55
	Year 1 Notional Earn-Out Shares			0.13	0.10	0.08	0.05
	Year 2 Notional Earn-Out Shares				0.48	0.38	0.29
	Year 3 Notional Earn-Out Shares					0.06	0.05
	Year 4 Notional Earn-Out Shares						0.60
	Total		17.77	14.35	11.25	7.63	4.54

	Notional Dividends		10.7	8.6	6.7	4.6	2.7

Note: All amounts in US$ million unless otherwise stated.

   Numbers on the left are references to paragraphs in Exhibit C.

Example 2 Hypothetical Scenario:

•	No Earn-Out Payments are made.

•	No Guaranteed Minimum Payment is made.

			1998	1999	2000	2001	2002
	Historical EBITDA		134	155	233	206	182

		Base	Year 1	Year 2	Year 3	Year 4	Year 5	Total
1	EBITDA
	Annual EBITDA		202	208	214	221	227
	Annual five-year average EBITDA	182	196	206	202	205	214
	EBITDA difference for Earn-Out Opportunity calculation		14	24	20	23	32

2	Earn-Out Opportunity calculation
	For 100% share		88.4	157.4	133.1	152.2	211.2
	For Camargo Group’s 40.9% share		36.2	64.4	54.4	62.3	86.4
	For Camargo Group’s share after US$235m cap		36.2	64.4	54.4	62.3	86.4

	Portion of Earn-Out Opportunity used in calculations (%)		20%	40%	60%	80%	100%

4	Earn-Out Payment
	Earn-Out Opportunity used in calculation		7.2	25.7	32.7	49.8	86.4
	Total Capital Gain Offset		9.8	20.9	33.2	47.0	62.5
	Cumulative prior-year Total Capital Gain Offsets		—	9.8	30.7	63.9	110.9
	Cumulative prior-year Earn-Out Payments		—	—	—	—	—
	Earn-Out Payment		—	—	—	—	—

	Value Received by Camargo Group
	Value of Closing Date Shares	410.0						410.0
	Earn-Out Payments		—	—	—	—	—	—
	Total Capital Gain Offsets		9.8	20.9	33.2	47.0	62.5	173.4
	Total Notional Dividends		10.7	8.5	6.4	4.3	2.1	32.0
	Guaranteed Minimum Payment							—

	Cumulative Total	410.0	430.5	459.9	499.5	550.8	615.4	615.4

Note: All amounts in US$ million unless otherwise stated.

Numbers on the left are references to paragraphs in Exhibit C.

Example 2 Hypothetical Scenario (continued):

		Base	Year 1	Year 2	Year 3	Year 4	Year 5
3	Capital Gain Offset Calculation

	Price of Alcoa Common Stock (US$/share)
	Price used to calculate Closing Date Shares	$23.068
	Average Closing Price		$25.84	$28.94	$32.41	$36.30	$40.65

	Number of shares used for Capital Gain Offset calculations (million shares)
3(a)	Closing Date Shares	17.77
3(b)	Notional Earn-Out Shares		—	—	—	—	—
	Cumulative Total	17.77	17.77	17.77	17.77	17.77	17.77

	Imputed sale of shares (million shares)
3(a)	Closing Date Shares		3.55	3.55	3.55	3.55	3.55
3(b)	Year 1 Notional Earn-Out Shares			—	—	—	—
3(b)	Year 2 Notional Earn-Out Shares				—	—	—
3(b)	Year 3 Notional Earn-Out Shares					—	—
3(b)	Year 4 Notional Earn-Out Shares						—

	Capital Gain Offset
3(a)	Closing Date Shares		9.84	20.86	33.20	47.03	62.51
3(b)	Year 1 Notional Earn-Out Shares			—	—	—	—
3(b)	Year 2 Notional Earn-Out Shares				—	—	—
3(b)	Year 3 Notional Earn-Out Shares					—	—
3(b)	Year 4 Notional Earn-Out Shares						—
3(c)	Total Capital Gain Offset		9.84	20.86	33.20	47.03	62.51

	Notional Dividends Calculation
	Alcoa Dividends Per Share (US$/share)		$0.60	$0.60	$0.60	$0.60	$0.60

	Imputed shareholding for Notional Dividend calculations (million shares)
	Closing Date Shares		17.77	14.22	10.66	7.11	3.55
	Year 1 Notional Earn-Out Shares			—	—	—	—
	Year 2 Notional Earn-Out Shares				—	—	—
	Year 3 Notional Earn-Out Shares					—	—
	Year 4 Notional Earn-Out Shares						—
	Total		17.77	14.22	10.66	7.11	3.55

	Notional Dividends		10.7	8.5	6.4	4.3	2.1

Note: All amounts in US$ million unless otherwise stated.

   Numbers on the left are references to paragraphs in Exhibit C.

Example 3 Hypothetical Scenario:

•	Earn-Out Payments are made.

•	A Guaranteed Minimum Payment is made.

			1998	1999	2000	2001	2002
	Historical EBITDA		134	155	233	206	182

		Base	Year 1	Year 2	Year 3	Year 4	Year 5	Total
1	EBITDA
	Annual EBITDA		202	208	214	221	227
	Annual five-year average EBITDA	182	196	206	202	205	214

	EBITDA difference for Earn-Out Opportunity calculation		14	24	20	23	32

2	Earn-Out Opportunity calculation
	For 100% share		88.4	157.4	133.1	152.2	211.2
	For Camargo Group’s 40.9% share		36.2	64.4	54.4	62.3	86.4
	For Camargo Group’s share after US$235m cap		36.2	64.4	54.4	62.3	86.4

	Portion of Earn-Out Opportunity used in calculations (%)		20%	40%	60%	80%	100%

4	Earn-Out Payment
	Earn-Out Opportunity used in calculation		7.2	25.7	32.7	49.8	86.4
	Total Capital Gain Offset		0.8	1.7	2.5	3.4	4.4
	Cumulative prior-year Total Capital Gain Offsets		—	0.8	2.5	5.0	8.5
	Cumulative prior-year Earn-Out Payments		—	6.4	23.3	27.6	41.3
	Earn-Out Payment		6.4	16.9	4.4	13.7	32.2

	Value Received by Camargo Group
	Value of Closing Date Shares	410.0						410.0
	Earn-Out Payments		6.4	16.9	4.4	13.7	32.2	73.5
	Total Capital Gain Offsets		0.8	1.7	2.5	3.4	4.4	12.9
	Total Notional Dividends		10.7	8.7	7.0	4.8	2.9	34.0
	Guaranteed Minimum Payment							19.6

	Cumulative Total	410.0	427.9	455.1	469.0	490.9	530.4	550.0

Note: All amounts in US$ million unless otherwise stated.

   Numbers on the left are references to paragraphs in Exhibit C.

Example 3 Hypothetical Scenario (continued):

		Base	Year 1	Year 2	Year 3	Year 4	Year 5
3	Capital Gain Offset Calculation

	Price of Alcoa Common Stock (US$/share)
	Price used to calculate Closing Date Shares	$23.068
	Average Closing Price		$23.30	$23.53	$23.77	$24.00	$24.24

	Number of shares used for Capital Gain Offset calculations (million shares)
3(a)	Closing Date Shares	17.77
3(b)	Notional Earn-Out Shares		0.28	0.72	0.18	0.57	1.33
	Cumulative Total	17.77	18.05	18.76	18.95	19.52	20.85

	Imputed sale of shares (million shares)
3(a)	Closing Date Shares		3.55	3.55	3.55	3.55	3.55
3(b)	Year 1 Notional Earn-Out Shares			0.06	0.06	0.06	0.06
3(b)	Year 2 Notional Earn-Out Shares				0.14	0.14	0.14
3(b)	Year 3 Notional Earn-Out Shares					0.04	0.04
3(b)	Year 4 Notional Earn-Out Shares						0.11

	Capital Gain Offset
3(a)	Closing Date Shares		0.82	1.65	2.48	3.33	4.18
3(b)	Year 1 Notional Earn-Out Shares			0.01	0.03	0.04	0.05
3(b)	Year 2 Notional Earn-Out Shares				0.03	0.07	0.10
3(b)	Year 3 Notional Earn-Out Shares					0.01	0.02
3(b)	Year 4 Notional Earn-Out Shares						0.03
3(c)	Total Capital Gain Offset		0.82	1.66	2.54	3.44	4.38

	Notional Dividends Calculation

	Alcoa Dividends Per Share (US$/share)		$0.60	$0.60	$0.60	$0.60	$0.60

	Imputed shareholding for Notional Dividend calculations (million shares)
	Closing Date Shares		17.77	14.22	10.66	7.11	3.55
	Year 1 Notional Earn-Out Shares			0.28	0.22	0.17	0.11
	Year 2 Notional Earn-Out Shares				0.72	0.57	0.43
	Year 3 Notional Earn-Out Shares					0.18	0.15
	Year 4 Notional Earn-Out Shares						0.57
	Total		17.77	14.49	11.60	8.03	4.81

	Notional Dividends		10.7	8.7	7.0	4.8	2.9

Note: All amounts in US$ million unless otherwise stated.

   Numbers on the left are references to paragraphs in Exhibit C.

Example 4 Hypothetical Scenario:

•	Earn-Out Payments are made.

•	The Earn-Out Opportunity cap is reached.

•	No Guaranteed Minimum Payment is made.

			1998	1999	2000	2001	2002
	Historical EBITDA		134	155	233	206	182

		Base	Year 1	Year 2	Year 3	Year 4	Year 5	Total
1	EBITDA
	Annual EBITDA		202	236	277	324	379
	Annual five-year average EBITDA	182	196	212	221	244	283

	EBITDA difference for Earn-Out Opportunity calculation		14	30	39	62	101

2	Earn-Out Opportunity calculation
	For 100% share		88.4	194.1	250.7	403.5	659.0
	For Camargo Group’s 40.9% share		36.2	79.4	102.5	165.0	269.5
	For Camargo Group’s share after US$235m cap		36.2	79.4	102.5	165.0	235.0

	Portion of Earn-Out Opportunity used in calculations (%)		20%	40%	60%	80%	100%

4	Earn-Out Payment
	Earn-Out Opportunity used in calculation		7.2	31.8	61.5	132.0	235.0
	Total Capital Gain Offset		0.8	1.7	2.6	3.5	4.6
	Cumulative prior-year Total Capital Gain Offsets		—	0.8	2.5	5.0	8.6
	Cumulative prior-year Earn-Out Payments		—	6.4	29.3	56.5	123.5
	Earn-Out Payment		6.4	22.9	27.2	67.0	98.4

	Value Received by Camargo Group
	Value of Closing Date Shares	410.0						410.0
	Earn-Out Payments		6.4	22.9	27.2	67.0	98.4	221.8
	Total Capital Gain Offsets		0.8	1.7	2.6	3.5	4.6	13.2
	Total Notional Dividends		10.7	8.7	7.1	5.5	4.8	36.8
	Guaranteed Minimum Payment							—

	Cumulative Total	410.0	427.9	461.1	498.0	574.0	681.8	681.8

Note: All amounts in US$ million unless otherwise stated.

Numbers on the left are references to paragraphs in Exhibit C.

Example 4 Hypothetical Scenario (continued):

		Base	Year 1	Year 2	Year 3	Year 4	Year 5
3	Capital Gain Offset Calculation

	Price of Alcoa Common Stock (US$/share)
	Price used to calculate Closing Date Shares	$23.068
	Average Closing Price		$23.30	$23.53	$23.77	$24.00	$24.24

	Number of shares used for Capital Gain Offset calculations (million shares)
3(a)	Closing Date Shares	17.77
3(b)	Notional Earn-Out Shares		0.28	0.97	1.14	2.79	4.06
	Cumulative Total	17.77	18.05	19.02	20.17	22.96	27.01

	Imputed sale of shares (million shares)
3(a)	Closing Date Shares		3.55	3.55	3.55	3.55	3.55
3(b)	Year 1 Notional Earn-Out Shares			0.06	0.06	0.06	0.06
3(b)	Year 2 Notional Earn-Out Shares				0.19	0.19	0.19
3(b)	Year 3 Notional Earn-Out Shares					0.23	0.23
3(b)	Year 4 Notional Earn-Out Shares						0.56

	Capital Gain Offset
3(a)	Closing Date Shares		0.82	1.65	2.48	3.33	4.18
3(b)	Year 1 Notional Earn-Out Shares			0.01	0.03	0.04	0.05
3(b)	Year 2 Notional Earn-Out Shares				0.05	0.09	0.14
3(b)	Year 3 Notional Earn-Out Shares					0.05	0.11
3(b)	Year 4 Notional Earn-Out Shares						0.13
3(c)	Total Capital Gain Offset		0.82	1.66	2.56	3.51	4.62

	Notional Dividends Calculation

	Alcoa Dividends Per Share (US$/share)		$0.60	$0.60	$0.60	$0.60	$0.60

	Imputed shareholding for Notional Dividend calculations (million shares)
	Closing Date Shares		17.77	14.22	10.66	7.11	3.55
	Year 1 Notional Earn-Out Shares			0.28	0.22	0.17	0.11
	Year 2 Notional Earn-Out Shares				0.97	0.78	0.58
	Year 3 Notional Earn-Out Shares					1.14	0.92
	Year 4 Notional Earn-Out Shares						2.79
	Total		17.77	14.49	11.86	9.20	7.95

	Notional Dividends		10.7	8.7	7.1	5.5	4.8

Note: All amounts in US$ million unless otherwise stated.

   Numbers on the left are references to paragraphs in Exhibit C.

Exhibit D-1

TERMINATION OF SHAREHOLDERS AGREEMENT

WHEREAS, Alcoa Brazil Holdings Company, Construções e Comércio Camargo Corrêa, Trelawney Inc. and Allpar Limited are parties to a Shareholders Agreement dated March 28, 1995, as amended, regarding Alcoa Alumínio S.A. (the “Shareholders Agreement”);

WHEREAS, the parties desire to terminate the Shareholders Agreement effective August 1, 2003.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereby agree as follows:

Termination. The Shareholders Agreement is hereby terminated without further liability, effective August 1, 2003.

IN WITNESS WHEREOF, the parties have executed this Termination of Shareholders Agreement as of August 1, 2003.

ALCOA BRAZIL HOLDINGS COMPANY	CONSTRUÇÕES E COMÉRCIO CAMARGO CORRÊA S.A.

By:	By:

Witnessed:	Witnessed:

By:	By:

By:	By:

TRELAWNEY INC.	ALLPAR LIMITED

By:	By:

Witnessed:	Witnessed:

By:	By:

By:	By:

Exhibit D-2

TERMINATION OF ALAHC SHAREHOLDERS AGREEMENT

WHEREAS, Alcoa Inc., Construções e Comércio Camargo Corrêa, Trelawney Inc. and Alcoa Latin American Holdings Corporation are parties to an ALAHC Shareholders Agreement dated March 15, 1995, as amended, regarding Alcoa Latin American Holdings Corporation (the “ALAHC Shareholders Agreement”);

WHEREAS, the parties desire to terminate the ALAHC Shareholders Agreement effective August 1, 2003.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereby agree as follows:

Termination. The ALAHC Shareholders Agreement is hereby terminated without further liability, effective August 1, 2003.

IN WITNESS WHEREOF, the parties have executed this Termination of ALAHC Shareholders Agreement as of August 1, 2003.

ALCOA INC.	CONSTRUÇÕES E COMÉRCIO CAMARGO CORRÊA S.A.

By:	By:

TRELAWNEY INC.	ALCOA LATIN AMERICAN HOLDINGS CORPORATION

By:	By: